Exhibit 4.1
SOLECTRON GLOBAL FINANCE LTD
(as Issuer )
SOLECTRON CORPORATION
(as Guarantor )
8.00% Senior Subordinated Notes due 2016

INDENTURE
Dated as of February 21, 2006

U.S. BANK NATIONAL ASSOCIATION
(as Trustee)

i

ii

iii

		Page
SECTION 12.7	No Personal Liability of Directors, Officers, Employees and Stockholders	103
SECTION 12.8	Governing Law	103
SECTION 12.9	Submission to Jurisdiction; Appointment of Agent For Service of Process; Waiver of Immunities	103
SECTION 12.10	No Adverse Interpretation of Other Agreements	104
SECTION 12.11	Successors	104
SECTION 12.12	Severability	104
SECTION 12.13	Counterpart Originals	104
SECTION 12.14	Table of Contents, Headings, Etc.	104

iv

CROSS-REFERENCE TABLE*

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(a)(5)	7.10
	(b)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.5
	(b)	12.3
	(c)	12.3
313	(a)	7.6
	(b)(1)	N.A.
	(b)(2)	7.6; 7.7
	(c)	7.5; 7.6; 12.2
	(d)	7.6
314	(a)	4.3, 12.2; 12.5
	(b)	N.A.
	(c)(1)	12.4
	(c)(2)	12.4
	(c)(3)	N.A.
	(d)	N.A.
	(e)	12.5
	(f)	N.A.
315	(a)	7.1(b)
	(b)	7.5; 12.2
	(c)	7.1(a)
	(d)	7.1(c)
	(e)	6.11
316	(a)(last sentence)	2.9
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
	(c)	9.4
317	(a)(1)	6.8
	(a)(2)	6.9
	(b)	2.4
318	(a)	12.1
	(c)	12.1

N.A. means not applicable

*	This Cross-Reference table shall not, for any purpose, be deemed to be part of this Indenture.

          INDENTURE, dated as of February 21, 2006, by and among Solectron Global Finance LTD, an exempted company with limited liability under the laws of the Cayman Islands (“Financeco”), Solectron Corporation, a Delaware corporation (“Solectron”), and U.S. Bank National Association, as trustee (including any successors thereto, the “Trustee”).
          Each party agrees as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 8.00% Senior Subordinated Notes due 2016 (the “Series A Notes”) and the 8.00% Series B Senior Subordinated Notes due 2016 (the “Series B Notes” and, together with the Series A Notes, the “Notes”):
ARTICLE I
DEFINITIONS AND INCORPORATION
BY REFERENCE
SECTION 1.1 Definitions
          “144A Global Note” means one or more Global Notes bearing the Private Placement Legend.
          “Accrued Bankruptcy Interest” means, with respect to any Indebtedness, all interest accruing thereon after the filing of a petition by or against the Company or any of its Subsidiaries under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.
          “Acquired Debt” means, with respect to any specified Person:
               (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
               (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, provided that, in the case of this clause (2) only, such Acquired Debt shall be limited to the lesser of the fair market value of the asset (determined by Solectron in good faith) subject to such Lien and the total amount of such Indebtedness.
          “Additional Notes” means additional Notes which may be issued after the Issue Date pursuant to this Indenture (other than pursuant to an Exchange Offer or otherwise in exchange for or in replacement of outstanding Notes). All references herein to “Notes” shall be deemed to include Additional Notes except as stated otherwise.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
          “Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange at the relevant time.
          “Asset Sale” means:
               (1) the sale, conveyance or other disposition of any assets or rights, other than in the ordinary course of business; provided that the sale, conveyance or other disposition of all or substantially all of the assets of Solectron and its Subsidiaries taken as a whole or of Financeco will be governed by the provisions of Section 4.13 hereof and/or Section 5.1 hereof and not by the provisions of Section 4.12 hereof; and
               (2) the issuance of Equity Interests by any of Solectron’s Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries.
     Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
               (1) any single transaction or series of related transactions that involves assets having a fair market value of less than $25,000,000;
               (2) any sale, lease, conveyance or other disposition of assets between or among Solectron and its Restricted Subsidiaries,
               (3) an issuance of Equity Interests by a Subsidiary to Solectron or to another Subsidiary (other than an issuance of Equity Interests from a Restricted Subsidiary to an Unrestricted Subsidiary);
               (4) the sale, lease, conveyance or other disposition of equipment, inventory, accounts receivable or other assets or rights in the ordinary course of business;
               (5) the sale, conveyance or other disposition of cash or Cash Equivalents;
               (6) a Restricted Payment or Permitted Investment (other than as set forth in clause (2) of the definition of Permitted Investment) that is permitted by Section 4.9 hereof;
               (7) the licensing by Solectron or any Restricted Subsidiary of intellectual property or know-how on commercially reasonable terms;
               (8) the sale, lease, conveyance or other disposition of real property (together with any improvements, fixtures or leasehold improvements relating thereto) (the “Real Property”) in connection with the obligation of Solectron or any Restricted Subsidiary to remarket or sell any Real Property at the end of the lease term or otherwise in connection with Synthetic Lease Obligations;
               (9) the sale or disposal of damaged, worn out or other obsolete personal property in the ordinary course of business consistent with past practice so long as such property is no longer necessary for the proper conduct of the business of Solectron and its Restricted Subsidiaries;
               (10) the surrender or waiver of litigation rights or settlement, release or surrender of tort or other litigation claims of any kind or the granting of Liens (and foreclosures in respect thereon) not otherwise prohibited by Section 4.8 hereof;
               (11) the disposition of property at the end of or otherwise in compliance with the terms of a Synthetic Lease Obligation covering such property; and
               (12) the sale, lease, conveyance or other disposition of Receivables Program Assets by Solectron or any Restricted Subsidiary in connection with any Receivables Program.
          “Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
          “Average Life” means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.
          “Bankruptcy Code” means the United States Bankruptcy Code, codified at 11 U.S.C. §101-1330, as amended.
          “Bankruptcy Law” means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.
          “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
          “Board of Directors” means:
               (1) with respect to a corporation, the board of directors of the corporation;

               (2) with respect to a partnership, the board of directors of the general partner of the partnership; and
               (3) with respect to any other Person, the board or committee of such Person serving a similar function.
          “Broker-Dealer” means any broker-dealer that receives Exchange Notes for its own account in the Exchange Offer in exchange for Notes that were acquired by such broker-dealer as a result of market-making or other trading activities.
          “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.
          “Capital Contribution” means any contribution to the equity of Financeco from a direct or indirect parent of Financeco for which no consideration (other than the issuance of Qualified Capital Stock) is given.
          “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
          “Capital Stock” means:
               (1) in the case of a corporation, corporate stock;
               (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
               (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
               (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
          “Cash Equivalents” means:
               (1) securities issued or directly and fully guaranteed or insured by (A) the United States of America or any agency or instrumentally thereof, or (B) any member of the European Economic Area or Switzerland, or any agency or instrumentality thereof provided that such country, agency or instrumentality has a credit rating at least equal to that of the United States of America (provided that, in each case, the full faith and credit of such respective nation is pledged in support thereof), or;
               (2) time deposits and certificates of deposit and commercial paper issued by a commercial bank organized under the laws of the United States or any political subdivision thereof or under the laws of Canada, Japan or Switzerland or any member of the European Economic Area, in each case, of recognized standing having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof), or;

               (3) commercial paper issued by others rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody’s, and in the case of each of (1), (2) and (3) maturing within one year after the date of acquisition, or;
               (4) general obligations of government or corporate entities with long-term ratings of A or better from S&P and A2 or better from Moody’s, having maturities of not more than twelve months from the date of acquisition, so long as the aggregate value of the Investments described in this clause (4) does not exceed 20% of the value of cash and short-term investments and long-term investments of the types described above in clauses (1), (2) and (3) and in this clause (4), in each case as shown on Solectron’s most recent balance sheet that has been made publicly available; or
               (5) Money market funds rated Aa1 or higher from Moody’s or AAm or higher from S&P; or
               (6) Euro or dollar time deposits with maturities of twelve months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twelve months, and overnight bank deposits, in each case with any domestic (United States) commercial bank having capital and surplus in excess of $500,000,000 (or the foreign currency equivalent thereof) and a Keefe Bank Watch Rating of “B” or higher; provided, in the case of (1) through (4), that with respect to any non-domestic Person, Cash Equivalents shall also mean those investments that are comparable to clauses (2) and (4) above in such Person’s country of organization or country where it conducts business operations.
          “Cash Repatriation Transactions” means a transaction or a series of related transactions entered into by Solectron or any of its Restricted Subsidiaries primarily for tax planning or cash repatriation purposes and which involves principally (i) the borrowing of funds (the “Borrowed Funds”) by a Restricted Subsidiary from a commercial bank or other financial institution and (ii) the pledge of cash or Cash Equivalents at least equal to the Borrowed Funds with such commercial bank or financial institution as collateral securing the repayment of the Borrowed Funds by a Restricted Subsidiary.
          “Change of Control” means the occurrence of any of the following:
               (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger, lease or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Solectron and its Restricted Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to Solectron or its Restricted Subsidiaries;
               (2) the adoption of a plan by the Board of Directors of Solectron providing for the liquidation or dissolution of Solectron or the adoption of a plan by the Board of Directors of Financeco relating to the liquidation or dissolution of Financeco;
               (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Solectron, measured by voting power rather than number of shares or the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) other than Solectron or one or more of its Restricted Subsidiaries becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Financeco, measured by voting power rather than number of shares; or
               (4) the first day on which a majority of the members of the Board of Directors of Solectron or Financeco are not Continuing Directors.
          “Clearstream” means Clearstream Banking Luxembourg, or its successors.
          “Commission” means the Securities and Exchange Commission.
          “Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes. “Independent Investment Banker” means Banc of America Securities LLC or, if such firm is unwilling or unable to select the Comparable Treasury Issue, an investment banking firm of national reputation selected by Solectron.
          “Comparable Treasury Price” means with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations for such redemption date, or (2) if Solectron obtains fewer than three such Reference Security Dealer Quotations, the average of all such quotations.
          “Consolidated Cash Flow” means, without duplication, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:
               (1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Consolidated Restricted Subsidiaries in connection with a sale of assets outside the ordinary course of business, to the extent such losses were deducted in computing such Consolidated Net Income; plus
               (2) provision for taxes based on income or profits of such Person and its Consolidated Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus
               (3) Consolidated Fixed Charges of such Person and its Consolidated Restricted Subsidiaries for such period; plus
               (4) the aggregate amount of cash restructuring charges taken by Solectron, on a consolidated basis, during such period in connection with the following:
                    (A) its corporate restructuring actions as reflected in its financial statements for the fiscal year ended August 30, 2005; plus
                    (B) up to $15,000,000 of restructuring charges with respect to previously announced restructuring actions as described on page F-57 of Note 13 to the condensed consolidated financial statements included in the Offering Memorandum; plus

                    (C) up to $125,000,000 of additional cash restructuring charges incurred after November 30, 2005, less any Previous Restructuring Charges, provided, this clause 4(C) shall never be a negative number; plus
               (5) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Consolidated Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus
               (6) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business.
in each case, on a Consolidated basis and determined in accordance with GAAP.
          “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and wholly owned, Consolidated Restricted Subsidiaries and its pro rata share of Net Income of its other Consolidated Restricted Subsidiaries for such period, on a Consolidated basis, determined in accordance with GAAP; provided that:
               (1) the Net Income (but not loss) of any Person that is not a Consolidated Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Consolidated Restricted Subsidiary of the Person;
               (2) the Net Income of any Consolidated Restricted Subsidiary will be excluded to the extent, but only to the extent, that the declaration or payment of dividends or similar distributions by that Consolidated Restricted Subsidiary of that Net Income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Restricted Subsidiary; and
               (3) the cumulative effect of a change in accounting principles will be excluded.
          “Consolidated Net Leverage Ratio” of Solectron on any date of determination (the “Determination Date”) means the ratio, on a pro forma basis after giving effect to the repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Indebtedness in connection with the transaction, of (a) an amount equal to (1) the aggregate amount of Indebtedness (other than (i) outstanding letters of credit and reimbursement obligations in respect thereof and (ii) any Indebtedness outstanding as part of Cash Repatriation Transaction not in excess of $200,000,000 in the aggregate) of Solectron and its Restricted Subsidiaries on such Determination Date, minus (2) the aggregate amount of cash and Cash Equivalents (other than cash and Cash Equivalents (x) pledged as security for the repayment of any Indebtedness outstanding as part of Cash Repatriation Transactions in an aggregate principal amount not to exceed $200,000,000 or (y) which would be restricted cash on the balance sheet of Solectron under GAAP) of Solectron and its Restricted Subsidiaries on such Determination Date; to (b) the aggregate amount of Consolidated Cash Flow of Solectron for the Reference Period

attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of); provided, that for purposes of such calculation:
               (1) acquisitions or dispositions of assets which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Determination Date shall be assumed to have occurred on the first day of the Reference Period;
               (2) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary or any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, in each case, that occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Determination Date shall be assumed to have occurred on the first day of the Reference Period; and
               (3) any other transactions affecting the calculation of the aggregate amount of Consolidated Cash Flow of Solectron and its Restricted Subsidiaries for the Reference Period shall be given effect as and to the extent provided for in the definition of Fixed Charge Coverage Ratio.
          “Consolidated Net Worth” of any Person at any date means the aggregate consolidated stockholders’ equity of such Person (plus amounts of equity attributable to preferred stock) and its consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such Person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such equity) (1) the amount of any such stockholders’ equity attributable to Disqualified Stock or treasury stock of such Person and its consolidated Subsidiaries, (2) all upward revaluations and other write-ups in the book value of any asset of such Person or a Consolidated Subsidiary of such Person subsequent to the Issue Date and (3) all investments in subsidiaries that are not Consolidated Subsidiaries and in Persons that are not Subsidiaries.
          “Consolidated Subsidiary” means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are Consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.
          “Consolidation” means, with respect to any Person, the consolidation of the accounts of the Restricted Subsidiaries of such Person with those of such Person, all in accordance with GAAP; provided, that “consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of such Person. The term “Consolidated” has a correlative meaning to the foregoing.
          “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 12.2 hereof or such other address as to which the Trustee may give notice to the Company.
          “Continuing Director” means, as of any date of determination, any member of the Board of Directors of Solectron or Financeco who:
               (1) was a member of such Board of Directors on the Issue Date; or
               (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election or, in the case of Financeco, by the majority shareholder thereof if then an Affiliate of Solectron.
          “Credit Agreements” means (1) that certain revolving multicurrency credit agreement, dated August 20, 2004, as amended, by and among Solectron, Bank of America, N.A., JP Morgan Chase Bank, N.A., Citicorp USA, Inc., The Bank of Nova Scotia, the letter of credit issuers party thereto and the other lenders party thereto providing for up to $500,000,000 of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith and one or more facilities or indentures entered into in replacement, extension, renewal, refinancing or refunding thereof, including, in each case, any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time whether or not with the same agent, trustee, lenders, holders or investors, and irrespective of any changes in the terms and conditions thereof; and (2) one or more other term loans, revolving loans, swing-line or commercial paper facilities (including any letter of credit sub-facilities or other facilities) or indentures entered into with commercial banks or other financial institutions or other lenders or investors, and one or more facilities or indentures entered into replacement, extension, renewal, refinancing or refunding thereof, including, in each case, any related notes, indentures, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time whether or not with the same agent, trustee, lenders, holders or investors, and irrespective of any changes in the terms and conditions thereof.
          “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “Definitive Note” means one or more certificated Notes registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, in the form of Exhibit A hereto except that such Note shall not include the information called for by footnotes 2, 3 and 5 thereof.
          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.3 hereof as the Depositary with respect to the Notes, until a successor will have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” will mean or include such successor.
          “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Solectron to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Solectron may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.9 hereof.
          “Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.
          “DTC” means The Depository Trust Company.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
          “Euro” or “€” means the lawful single currency of participating member states of the European Economic and Monetary Union as contemplated by the Treaty Establishing the European Union.
          “Euroclear” means Euroclear Bank S.A./N.V., or its successor, as operator of the Euroclear system.
          “European Economic Area” means the member nations of the European Economic Area pursuant to the Oporto Agreement on the European Economic Area dated May 2, 1992, as amended.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission thereunder.
          “Exchange Notes” means the Series B Notes issued in the Exchange Offer pursuant to Section 2.6(f) hereof.
          “Exchange Offer” shall have the meaning set forth in the Registration Rights Agreement.
          “Exchange Offer Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.
          “Existing Indebtedness” means Indebtedness and Disqualified Stock of Financeco or Solectron and its other Subsidiaries (other than Indebtedness under the Credit Agreements) and preferred stock of Restricted Subsidiaries in existence on the Issue Date, until such amounts are repaid or are no longer outstanding.
          “Existing Synthetic Lease Financings” means Synthetic Lease Obligations of Financeco, Solectron and its other Subsidiaries in existence on the Issue Date until Solectron’s or its Subsidiaries’ obligation to make payments thereunder have terminated or been discharged.
          “Fair Market Value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company.
          “Final Maturity” means with respect to any installment of interest or principal on any series of Indebtedness, the Stated Maturity of such Indebtedness or if applicable,

the next succeeding fixed date upon which the obligor thereon becomes obligated to repay, redeem or repurchase such Indebtedness in its entirety.
          “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
               (1) the Consolidated interest expense of such Person and its Consolidated Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus
               (2) the Consolidated interest expense of such Person and its Consolidated Restricted Subsidiaries that was capitalized during such period; plus
               (3) any interest expense on Indebtedness of another Person to the extent Guaranteed by such Person or one of its Consolidated Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Consolidated Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus
               (4) the product of (1) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Consolidated Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of Solectron (other than Disqualified Stock) or to Solectron or a Consolidated Restricted Subsidiary of Solectron, multiplied by (2) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a Consolidated basis and in accordance with GAAP; plus
               (5) the net expense to the Person and its Consolidated Restricted Subsidiaries of borrowings under Cash Repatriation Transactions for such period, to the extent not counted under (1), (2) or (3) above.
          “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person and its Consolidated Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Consolidated Restricted Subsidiaries for such period. In the event that the specified Person or any of its Consolidated Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.
          In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

               (1) acquisitions that have been made by the specified Person or any of its Consolidated Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated on a pro forma basis in accordance with Regulation S-X under the Securities Act, but without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;
               (2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, will be excluded, provided, however, this clause (2) will not exclude amounts derived from earnouts or similar arrangements; and
               (3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of on or prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Consolidated Restricted Subsidiaries following the Calculation Date.
          “Foreign Subsidiary” means any Restricted Subsidiary of Solectron which (1) is not organized under the laws of the United States, any state thereof or the District of Columbia, and (2) conducts substantially all of its business operations outside the United States of America.
          “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.
          “Global Notes” means one or more Notes in the form of Exhibit A hereto that includes the information referred to in footnotes 2, 3 and 5 to the form of Note, attached hereto as Exhibit A, issued under this Indenture, that is deposited with or on behalf of and registered in the name of the Depositary or its nominee.
          “Global Note Legend” means the legend set forth in Section 2.6(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
          “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.
          “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.
          “Hedging Obligations” means, with respect to any specified Person, the net obligations of such Person under:

               (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;
               (2) foreign exchange contracts or currency swap agreements; and
               (3) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, currency values or commodity prices.
          “Holder” means a Person in whose name a Note is registered on the Registrar’s books.
          “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
               (1) in respect of borrowed money;
               (2) evidenced by bonds, notes, debentures or similar instruments;
               (3) representing all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1), (2), (4), (5) or (6) hereof) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);
               (4) representing Capital Lease Obligations;
               (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or
               (6) representing the net liability under any Hedging Obligations;
if and only to the extent any of the preceding items (other than Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In no event shall the term “Indebtedness” include any lease properly classified as an operating lease in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person; provided that if such Indebtedness is not assumed by the specified Person, the amount of the Indebtedness shall be limited to the lesser of the fair market value of the assets (determined by Solectron in good faith) subject to such Lien and the total amount of such Indebtedness) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
The amount of any Indebtedness outstanding as of any date will be:
               (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

               (2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.
          “Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.
          “Indirect Participant” means an entity that, with respect to DTC, clears through or maintains a direct or indirect, custodial relationship with a Participant.
          “Initial Purchasers” mean the initial purchasers of the Series A Notes under the Purchase Agreement, dated February 14, 2006, with respect to the Series A Notes.
          “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.
          “Interest Payment Date” means each of March 15 and September 15 of each year.
          “Interest Rate” means the rate of 8.00% per annum.
          “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers, directors and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Solectron or any Restricted Subsidiary of Solectron sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Solectron such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of Solectron, Solectron will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of Solectron’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.9(c).
          “Issue Date” means the date of first issuance of the Notes under the Indenture.
          “Junior Security” means any Qualified Capital Stock and any Indebtedness of Financeco or Solectron, as the case may be, that is contractually subordinated in right of payment to all Senior Debt (and any securities issued in exchange for or in replacement of Senior Debt) at least to the same extent as the Notes or the Guarantee, as applicable, are subordinated to Senior Debt pursuant to this Indenture and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Notes; provided, that in the case of subordination in respect of Senior Debt under the Credit Agreement, “Junior Security” shall mean (except with the consent of the requisite lenders under the Credit Agreement) any Qualified Capital Stock and any Indebtedness of Financeco or Solectron, as the case may be, that:

               (1) has a final maturity date occurring after the final maturity date of all Senior Debt outstanding under the Credit Agreement (and any securities issued in exchange or replacement of such Senior Debt) on the date of issuance of such Qualified Capital Stock or Indebtedness;
               (2) is unsecured;
               (3) has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged; and
               (4) by its terms or by law is subordinated to Senior Debt outstanding under the Credit Agreement (and any securities issued in exchange for Senior Debt) on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the Notes are subordinated to Senior Debt pursuant to this Indenture (including, without limitation, with respect to payment blockage and turnover).
          “Letter of Transmittal” means the letter of transmittal to be prepared by the Financeco and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
          “Lien” with respect to a Person means, with respect to any asset of such Person, any mortgage, lien, pledge, fixed or floating charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option in favor of a third-party or other agreement to sell or give a security interest in any jurisdiction.
          “Liquidated Damages” means all additional interest then owing pursuant to Section 5 of the Registration Rights Agreement.
          “Make-Whole Premium” means, with respect to a note, the sum of the present values of the remaining scheduled payments of interest, principal and premium thereon (not including any portion of such payments of interest accrued as of the date of redemption) as if the Notes were redeemed on March 15, 2011 pursuant to Section 3.7 hereof on such date, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points.
          “Moody’s” means Moody’s Investors Service, Inc.
          “Net Cash Proceeds” means the aggregate amount of cash or Cash Equivalents received by Solectron in the case of a sale of its Equity Interests (excluding Disqualified Stock) and by Solectron and its Restricted Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of its Equity Interests (excluding Disqualified Stock) upon any exercise, exchange or conversion of securities (including, without limitation, options, warrants, rights and convertible or exchangeable debt) of Solectron that were issued for cash on or after the Issue Date, the amount of cash originally received by Solectron upon the issuance of such securities (including, without limitation, options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Equity Interests, and, in the case of an Asset Sale only, less (1) the amount

(estimated reasonably and in good faith by Solectron) of income, franchise, sales and other applicable taxes required to be paid by Solectron or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes; (2) the amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Agreement, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP; and (3) the amount of any liability required to be accrued on Solectron’s Consolidated financial statements in accordance with GAAP solely by virtue of such sale.
          “Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:
               (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (A) any sale of assets outside the ordinary course of business; or (B) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and
               (2) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).
          “Non-Recourse Debt” means Indebtedness:
               (1) as to which neither Solectron nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender, unless, in the case of (a), (b) or (c), such action is undertaken in compliance with Section 4.9 hereof;
               (2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of Solectron or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of such Indebtedness to be accelerated or payable prior to its stated maturity; and
               (3) as to which the lenders have been notified in writing or have otherwise agreed that they will not have any recourse to the assets of Solectron or any stock or assets of its Restricted Subsidiaries.
          “Non-U.S. Person” means any Person other than a U.S. Person.
          “Notes Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

          “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
          “Offering” means the offering of the Notes by the Company.
          “Offering Memorandum” means the final offering memorandum, relating to offer and sale of the Notes, dated February 14, 2006.
          “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, the Principal Accounting Officer, or any Vice President of such Person, and in the case of Financeco, any director.
          “Officers’ Certificates” means a certificate signed on behalf of Financeco by two directors of Financeco and on behalf of Solectron by two Officers of Solectron, one of whom must be Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary, the Principal Accounting Officer, or any Vice President of Solectron, that meets the requirements of Sections 12.4 and 12.5 hereof.
          “Opinion of Counsel” means an opinion from legal counsel, that meets the requirements of Sections 12.4 and 12.5 hereof, which opinion may be subject to customary assumptions, limitations and qualifications. The counsel may be an employee of or counsel to Financeco, Solectron or any Subsidiary of Solectron.
          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).
          “Permitted Business” means any business conducted or publicly proposed to be conducted by Solectron or its Restricted Subsidiaries on the Issue Date, and any business reasonably related thereto or reasonable extensions thereof.
          “Permitted Investments” means:
               (1) any Investment in Solectron or in a Restricted Subsidiary of Solectron;
               (2) any Investment in Cash Equivalents or the Notes and the guarantees;
               (3) any Investment by Solectron or any Subsidiary of Solectron in a Person, if as a result of such Investment or, if in connection with the transaction pursuant to which such Investment is made:
                    (A) such Person becomes a Restricted Subsidiary of Solectron; or

                    (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Solectron or a Restricted Subsidiary of Solectron;
               (4) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.12 hereof;
               (5) any acquisition of any property, assets, securities or rights, solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Solectron;
               (6) any Investments received in compromise of obligations of persons, incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any person or consideration received in settlement of litigation claims in tort, bankruptcy, liquidation, receivership, insolvency or otherwise;
               (7) Investments in (A) prepaid expenses and negotiable instruments held for collection in the ordinary course of business, (B) accounts receivable arising in the ordinary course of business (and Investments obtained in exchange or settlement of accounts receivable for which Solectron or any Restricted Subsidiary has determined that collection is not likely) and (C) lease, utility and worker’s compensation, performance and other similar deposits arising in the ordinary course of business;
               (8) Investments in connection with Hedging Obligations; and
               (9) other Investments after the Issue Date in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding not in excess of 10% of Total Assets measured on the date each such Investment is made.
          “Permitted Liens” means:
               (1) Liens securing Indebtedness and other Obligations under the Credit Agreements, the Indebtedness under which was permitted by the terms of this Indenture to be incurred;
               (2) Liens in favor of Solectron or any of its Restricted Subsidiaries or the guarantees;
               (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with Solectron or any Subsidiary of Solectron; provided that such Liens were not entered into in contemplation of such merger or consolidation and do not extend to any assets of Solectron or its Restricted Subsidiaries other than the acquired Person;
               (4) Liens on property existing at the time of acquisition of the property by Solectron or any Subsidiary of Solectron, provided that such Liens were in existence prior to the contemplation of such acquisition;

               (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
               (6) Liens existing on the Issue Date;
               (7) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
               (8) Liens incurred in the ordinary course of business of Solectron or any Subsidiary of Solectron with respect to Obligations that do not exceed $5,000,000 at any one time outstanding;
               (9) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (12) of the second paragraph of Section 4.7 covering only the property acquired with such Indebtedness together with any attachments, appurtenances, replacements, fixtures, leasehold improvements or proceeds related thereto;
               (10) Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured in a manner no more adverse to the Holders than the terms of the Liens securing such refinanced Indebtedness, provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that was not security for the Indebtedness so refinanced;
               (11) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of banker’s acceptances issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
               (12) Liens on assets leased to Solectron or a Restricted Subsidiary of Solectron if such lease is properly classified as an operating lease in accordance with GAAP;
               (13) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;
               (14) Liens on the Equity Interests of Unrestricted Subsidiaries securing obligations of Unrestricted Subsidiaries not otherwise prohibited by this Indenture;
               (15) Liens on cash securing obligations of Solectron or its Restricted Subsidiaries in an amount not to exceed $95,000,000 but only to the extent that: (A) such obligations are under Synthetic Lease Obligations, (B) such Synthetic Lease Obligations were secured on the Issue Date, (C) the granting of such Lien(s) is in connection with obtaining a waiver, consent or amendment, and (D) immediately prior to such Lien being granted, such Synthetic Lease Obligations are Indebtedness under the terms of this Indenture by virtue of a change in GAAP;
               (16) Liens not otherwise described in clauses (1) through (15) above or (17) or (18) below in an aggregate amount not to exceed $25,000,000 at any time outstanding;

               (17) Liens securing obligations of Solectron or any Restricted Subsidiary in respect of a Receivables Program, provided that any such Lien shall be limited to the Receivables Programs Assets under such Receivables Program; and
               (18) Liens on cash and Cash Equivalents securing up to $200,000,000 of Indebtedness outstanding at any one time issued as part of a Cash Repatriation Transaction.
          “Permitted Refinancing Indebtedness” means any Indebtedness or Disqualified Stock of Solectron or any of its Restricted Subsidiaries or any preferred stock of Solectron’s Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock of Solectron or any of its Restricted Subsidiaries or other preferred stock of Solectron’s Restricted Subsidiaries (other than intercompany Indebtedness or Disqualified Stock or preferred stock held by Solectron or its Restricted Subsidiaries); provided that:
               (1) the principal amount, accreted value or liquidation preference, if applicable, of such Permitted Refinancing Indebtedness does not exceed the principal amount, accreted value or liquidation preference, if applicable, of the Indebtedness, the Disqualified Stock or the preferred stock extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness or accrued dividends on the Disqualified Stock or the preferred stock, and the amount of all expenses and premiums incurred in connection therewith);
               (2) such Permitted Refinancing Indebtedness has a Final Maturity date, or in the case of Disqualified Stock, a first put date, later than the Final Maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or the Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded;
               (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes or are Liquid Yield Option Notes issued and outstanding prior to Issue Date, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, or in the case of Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded, such Permitted Refinancing Indebtedness is Disqualified Stock, or in the case of preferred stock of any of Solectron’s Restricted Subsidiaries being extended, refinanced, renewed, replaced, defeased or refunded, such Permitted Refinancing Indebtedness is preferred stock; and
               (4) such Indebtedness, Disqualified Stock or preferred stock is incurred or issued, as applicable, either by Solectron or by the Restricted Subsidiary who is the obligor or issuer, as applicable, on the Indebtedness, Disqualified Stock or preferred stock being extended, refinanced, renewed, replaced, defeased or refunded.
          “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

          “Preferred Stock” means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.
          “Previous Restructuring Charges” means cash restructuring charges reflected on Solectron’s consolidated financial statements for any period from November 30, 2005 up to, but not including, any applicable Reference Period beginning after November 30, 2005, which are not described in clauses 4(A) or 4(B) of the definition of Consolidated Cash Flow.
          “Private Placement Legend” means the legend set forth in Section 2.6(g)(1) hereof to be placed on all Notes issued under this Indenture except where specifically stated otherwise by the provisions of this Indenture.
          “Property” means, with respect to any Person and in connection with a Receivables Program, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its fair market value.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Qualified Capital Stock” means any Capital Stock of Financeco or Solectron that is not Disqualified Stock.
          “Qualified Equity Offering” means any public offering of common stock (other than Disqualified Stock) of Solectron with Net Cash Proceeds to Solectron in excess of $50,000,000.
          “Qualified Foreign Indebtedness” means indebtedness incurred by a Foreign Subsidiary of Solectron which (1) is incurred primarily to finance the acquisition, design or construction of the property, plant or equipment of such Foreign Subsidiary or any of its Restricted Subsidiaries, and (2) is incurred pursuant to Section 4.7(b)(1).
          “Receivables Program” means, with respect to any Person, an agreement or other arrangement or program providing for the advance of funds to such Person against the pledge, contribution, sale or other transfer or encumbrances of Receivables Program Assets of such Person or such Person and/or one or more of its Subsidiaries.
          “Receivables Program Assets” means all of the following Property and interests in Property, including any undivided interest in any pool of any such Property or interests, whether now existing or existing in the future or hereafter arising or acquired:
               (1) accounts (as defined in the Uniform Commercial Code or any similar or equivalent legislation as in effect in any applicable jurisdiction);
               (2) accounts receivable, general intangibles, instruments, contract rights, documents and chattel paper (including, without limitation, all rights to payment created by or arising from sales of goods, leases of goods or the rendition of services, no matter how evidenced, whether or not earned by performance);

               (3) all unpaid sellers’ or lessors’ rights (including, without limitation, rescission, replevin, reclamation and stoppage in transit) relating to any of the foregoing or arising therefrom;
               (4) all rights to any goods or merchandise represented by any of the foregoing;
               (5) all reserves and credit balances with respect to any such accounts receivable or account debtors;
               (6) all letters of credit, security or guarantees of any of the foregoing;
               (7) all insurance policies or reports relating to any of the foregoing;
               (8) all collection or deposit accounts relating to any of the foregoing;
               (9) all books and records relating to any of the foregoing;
               (10) all instruments, contract rights, chattel paper, documents and general intangibles relating to any of the foregoing; and
               (11) all proceeds of any of the foregoing.
          “Record Date” means a Record Date specified in the Notes, whether or not such date is a Business Day.
          “Reference Period” with regard to any Person means the four full fiscal quarters for which financial statements have been provided pursuant to Section 4.3 (or such lesser period during which such Person has been in existence) ended prior to any date upon which any determination is to be made pursuant to the terms of the Notes or this Indenture.
          “Reference Treasury Dealer” means (1) Banc of America Securities LLC and its successors or another investment bank of national reputation; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), Financeco is required to substitute therefore another Primary Treasury Dealer, and (2) any other Primary Treasury Dealer selected by Financeco.
          “Reference Treasury Dealer Quotations” means, with respect of each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by each Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.
          “Reg S Permanent Global Note” means one or more permanent Global Notes bearing the Private Placement Legend, that will be issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Reg S Temporary Global Note upon expiration of the Distribution Compliance Period.
          “Reg S Temporary Global Note” means one or more temporary Global Notes bearing the Private Placement Legend and the Reg S Temporary Global Note Legend, issued in an aggregate amount of denominations equal in total to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.
          “Reg S Temporary Global Note Legend” means the legend set forth in Section 2.6(g)(3) hereof, which is required to be placed on all Reg S Temporary Global Notes issued under this Indenture.
          “Registration Rights Agreement” means the Registration Rights Agreement, dated as of Issue Date, by and among Financeco, Solectron, and Banc of America Securities LLC, Morgan Stanley & Co. Incorporated, Citigroup Global Markets Inc., Goldman, Sachs & Co., J.P. Morgan Securities Inc., Scotia Capital (USA) Inc., KeyBanc Capital Markets, Greenwich Capital Markets, Inc., as such agreement may be amended, modified or supplemented from time to time.
          “Regular Record Date” for the interest payable on any Interest Payment Date on the Notes means the date specified for that purpose as contemplated by Section 2.5 hereof.
          “Regulation S” means Regulation S promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.
          “Regulation S Global Note” means a Reg S Temporary Global Note or a Reg S Permanent Global Note, as the case may be.
          “Replacement Asset” means (1) any property or assets (excluding Equity Interests, Indebtedness and any other securities) that will be used in a Permitted Business of Solectron or any Restricted Subsidiary, including, without limitation, Property repurchased in connection with a Receivables Program, (2) any Equity Interests of a Person that becomes a Restricted Subsidiary of Solectron, and (3) any Permitted Investment (other than the Permitted Investment described in clause (4) of the definition thereof) which is permitted at the time such Permitted Investment is made pursuant to Section 4.9 hereof.
          “Restricted Definitive Note” means one or more Definitive Notes bearing the Private Placement Legend, issued under this Indenture.
          “Restricted Global Note” means one or more Global Notes bearing the Private Placement Legend, issued under this Indenture; provided, that in no case shall an Exchange Note issued in accordance with this Indenture and the terms of the Registration Rights Agreement be a Restricted Global Note.
          “Restricted Investment” means an Investment other than other Permitted Investment.
          “Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary or a special purpose entity established solely in connection with a Receivables Program.
          “Rule 144” means Rule 144 promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.
          “Rule 144A” means Rule 144A promulgated under the Securities Act, as it may be amended from time to time, and any successor provision thereto.

          “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.
          “Senior Debt” means:
               (1) all obligations consisting of the principal, premium, if any, and accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Financeco whether or not such post-filing interest is allowed in such proceeding) in respect of:
                    (A) Indebtedness of Financeco for money borrowed, and
                    (B) Indebtedness of Financeco evidenced by notes, debentures, bonds or other similar instruments for the payment of which Financeco is responsible or liable;
               (2) all Capital Lease Obligations of Financeco and all Attributable Debt in respect of sale and leaseback transactions entered into by Financeco;
               (3) all obligations of Financeco:
                    (A) for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction,
                    (B) under Hedging Obligations, or
                    (C) issued or assumed as the deferred purchase price of property and all conditional sale obligations of Financeco and all obligations under any title retention agreement permitted under this Indenture; and
               (4) all obligations of other Persons of the type referred to in clauses (1), (2) and (3) for the payment of which Financeco is responsible or liable as guarantor;
provided, however, that Senior Debt shall not include:
               (1) Indebtedness of Financeco that is by its terms expressly subordinate or pari passu in right of payment to the Notes;
               (2) any Indebtedness incurred in violation of the provisions of this Indenture;
               (3) accounts payable or any other obligations of Financeco to trade creditors created or assumed by Financeco in the ordinary course of business in connection with the obtaining of materials or services (including Guarantees thereof or instruments evidencing such liabilities);
               (4) any liability for Federal, state, provincial, local or other taxes owed or owing by Financeco;

               (5) any obligation of Financeco to any Subsidiary; or
               (6) any obligations with respect to any Capital Stock of Financeco.
“Senior Debt” of Solectron has a correlative meaning to the definition of Senior Debt.
          “Senior Subordinated Debt” of Financeco means the Notes and any other subordinated Indebtedness of Financeco that specifically provides that such Indebtedness is to rank pari passu with the Notes and is not subordinated by its terms to any other Subordinated Debt or other obligation of Financeco which is not Senior Debt. “Senior Subordinated Debt” of Solectron has a correlative meaning.
          “Shelf Registration Statement” shall have the meaning set forth in the Registration Rights Agreement.
          “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.
          “Special Record Date” means, for payment of any Defaulted Interest, a date fixed by the Paying Agent pursuant to Section 2.12 hereof.
          “Stated Maturity,” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
          “Subordinated Debt” means any Indebtedness of Financeco or Solectron (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the applicable guarantee, as the case may be, pursuant to a written agreement to that effect. No Indebtedness of Financeco or Solectron shall be deemed to be subordinated in right of payment to any other Indebtedness of Financeco or Solectron solely by virtue of any Liens, Guarantees, maturity of payments or structural subordination.
          “Subsidiary,” means, with respect to any specified Person:
               (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
               (2) any partnership (A) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (B) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
          “Support Agreement” means that certain Keepwell Agreement by and between Financeco and Solectron dated as of February 21, 2006.

          “Synthetic Lease Obligations” means the monetary obligation of a Person under (a) a so-called synthetic or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, for U.S. Federal income tax purposes, is characterized as the indebtedness of such Person (without regard to accounting treatment).
          “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.
          “Total Assets” means, with respect to any date of determination, Solectron’s total assets shown on Solectron’s Consolidated balance sheet in accordance with GAAP on the last day of the fiscal quarter prior to the date of determination.
          “Transfer Restricted Notes” means Global Notes and Definitive Notes that bear or are required to bear the Private Placement Legend, issued under this Indenture.
          “Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual yield to maturity of the Comparable Treasury Issue, assuming a price for the comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.
          “Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend, issued under this Indenture.
          “Unrestricted Global Note” means one or more permanent Global Notes representing a series of Notes that does not bear and is not required to bear the Private Placement Legend, issued under this Indenture.
          “Unrestricted Subsidiary” means any Subsidiary of Solectron other than Financeco that is designated by the Board of Directors of Solectron as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary at the time of such designation:
               (1) has no Indebtedness other than Non-Recourse Debt;
               (2) is not party to any agreement, contract, arrangement or understanding with Solectron or any Restricted Subsidiary of Solectron unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Solectron or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Solectron;
               (3) is a Person with respect to which neither Solectron nor any of its Restricted Subsidiaries has any direct or indirect obligation (A) to subscribe for additional Equity Interests or (B) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and
               (4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Solectron or any of its Restricted Subsidiaries.
          Any designation of a Subsidiary of Solectron as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board

Resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.9 hereof. Upon any Unrestricted Subsidiary being designated as a Restricted Subsidiary it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Solectron as of such date and, if such Indebtedness is not permitted to be incurred as of such date pursuant to Section 4.7 hereof, Solectron would be in default under this Indenture. The Board of Directors of Solectron may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Solectron of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted by Section 4.7 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the Reference Period; and (2) no Default or Event of Default would be in existence following such designation.
          “U.S. Person” means a U.S. person as defined in Rule 902(o) under the Securities Act.
          “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
          “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
               (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at Final Maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
               (2) the then outstanding principal amount of such Indebtedness.
SECTION 1.2 Other Definitions

Term	Defined in Section
“Acceleration Notice”	6.2(a)
“Additional Amounts”	4.22
“Affiliate Transaction”	4.11(a)
“Asset Sale Offer”	4.12(d)
“Authentication Order”	2.2
“Authorized Agent”	12.9
“Bankruptcy Laws”	6.1(g)(1)
“Benefited Party”	10.1
“Borrowed Funds”	Definition of “Cash Repatriation Transactions”
“Change of Control Offer”	4.13(a)
“Change of Control Payment”	4.13(a)
“Change of Control Payment Date”	4.13(a)

Term	Defined in Section
“Covenant Defeasance”	8.3
“Covenant Suspension Period”	4.23(a)
“Defaulted Interest”	2.12
“Event of Default”	6.1
“Financeco”	Preamble
“Guarantee Obligations”	10.1
“incur”	4.7(a)
“Incurrence Date”	4.7
“Independent Investment Banker”	Definition of “Comparable Treasury Issues”
“Investment Grade Rating”	4.23(a)(1)
“Legal Defeasance”	8.2
“Notes”	Preamble
“Paying Agent”	2.3
“Payment Blockage Notice”	11.2(b)
“Payment Blockage Period”	11.2(b)
“Payment Default”	6.1(e)(i)
“Permitted Debt”	4.7(b)
“Primary Treasury Dealer”	Definition of “Reference Treasury Dealer”
“Real Property”	Definition of “Asset Sale”
“Registrar”	2.3
“Refinancing”	Definition of “Refinancing Indebtedness”
“Reinstatement Date”	4.23(b)
“Relevant Jurisdiction”	4.22
“Restricted Payment”	4.9
“Senior Debt Payment Default”	11.2(a)
“Series A Notes”	Preamble
“Series B Notes”	Preamble
“Solectron”	Preamble
“Suspended Covenants”	4.23(a)(2)
“Trustee”	Preamble
SECTION 1.3 Incorporation by Reference of Trust Indenture Act
          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture.
          The following TIA terms used in this Indenture have the following meanings:
          “Commission” means the Securities and Exchange Commission;

          “obligor” on the Notes means Financeco and any successor obligor on the Notes.
          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.
SECTION 1.4 Rules of Construction
          Unless the context otherwise requires:
               (1) a term has the meaning assigned to it;
               (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
               (3) “or” is not exclusive;
               (4) words in the singular include the plural, and in the plural include the singular;
               (5) provisions apply to successive events and transactions;
               (6) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
               (7) references to sections of or rules under the Securities Act and the Exchange Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the Commission from time to time;
               (8) calculation of amounts for purposes of any provision of this Indenture shall be without duplication of amounts otherwise included in such calculation; and
               (9) any amount requiring calculation of a U.S. dollar-equivalent of a currency other than U.S. dollars shall be based on the exchange rate in effect at the time of the transaction or calculation, as applicable, without regard to subsequent fluctuations in such exchange rate.
ARTICLE II
THE NOTES
SECTION 2.1 Form and Dating
     (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.
     The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and Financeco, Solectron and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
     (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.
     (c) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking Luxembourg” and “Customer Handbook” of Clearstream in effect at the relevant time shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.
SECTION 2.2 Execution and Authentication
          An Officer shall sign the Notes for Financeco by manual or facsimile signature. In the case of Definitive Notes, such signatures may be imprinted or otherwise reproduced on such Notes. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid. A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall, upon a written order of Financeco signed by an Officer (an “Authentication Order”), authenticate Notes for issuance from time to time up to the aggregate principal amount stated in such Authentication Order; provided that Notes authenticated for issuance on the Issue Date shall not exceed $150,000,000 in aggregate principal amount. The Trustee may appoint an authenticating agent acceptable to Financeco to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of Financeco.
SECTION 2.3 Registrar, Paying Agent and Depositary
          Financeco shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. Financeco may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. Financeco may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If Financeco fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. Financeco, Solectron or any of their Subsidiaries may act as Paying Agent or Registrar. Financeco initially appoints The DTC to act as Depositary with respect to the Global Notes. Financeco Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Notes Custodian with respect to the Global Notes.
SECTION 2.4 Paying Agent to Hold Money in Trust
          Financeco shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by Financeco in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. Financeco at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than Financeco, Solectron or a Subsidiary) shall have no further liability for the money. If Financeco, Solectron or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to Financeco, the Trustee shall serve as Paying Agent for the Notes.
SECTION 2.5 Holder Lists
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, Financeco shall furnish, or shall cause the Registrar (if other than Financeco) to furnish, to the Trustee at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and Financeco shall otherwise comply with TIA § 312(a).
SECTION 2.6 Transfer and Exchange
     (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by Financeco for Definitive Notes if (i) Financeco delivers to the Trustee notice from the Depositary that (x) the Depositary is unwilling or unable to continue to act as Depositary for the Global Notes or (y) the Depositary is no longer a clearing agency registered under the Exchange Act, and in either case Financeco thereupon fails to appoint a successor Depositary within 90 days (ii) and Financeco in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (iii) upon request of the Trustee or Holders of a majority of the aggregate principal amount of outstanding Notes if there shall have occurred and be continuing a Default or Event of Default with respect to the Notes; provided that in no event shall the Reg S Temporary Global Note be exchanged by Financeco for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificate identified by the Company and its counsel to be required pursuant to Rule 903 or Rule 904 under the Securities Act. Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Financeco shall notify the Trustee in writing that, upon surrender by the Participants of their interests in such Global Notes, Definitive Notes shall be issued in such names as the Participants or the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.
     (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
          (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Reg S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1).
          (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either (A) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) both (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (b)(i) above; provided, that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Reg S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y)

the receipt by the Registrar of any certificates identified by Financeco or its counsel to be required pursuant to Rule 903 and Rule 904 under the Securities Act. Upon consummation of an Exchange Offer by Financeco in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.
          (iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and
     (B) if the transferee will take delivery in the form of a beneficial interest in the Reg S Temporary Global Note or the Reg S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
          (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of Financeco (or such other certification as Financeco or its counsel determines to be required under applicable laws);

     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form, reasonably acceptable to the Registrar and Financeco to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, Financeco shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
          (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

     (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
     (F) if such beneficial interest is being transferred to Financeco or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
     (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and Financeco shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Restricted Definitive Note in the appropriate principal amount. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
          (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of Financeco or Solectron (or such other certification as Financeco or its counsel determines to be required under applicable law);
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following: (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form, reasonably acceptable to the Registrar and Financeco to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(2) hereof, the Trustee shall cause the aggregate principal amount of the applicable Unrestricted Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and Financeco shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions an Unrestricted Definitive Note in the appropriate principal amount. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such

Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) shall not bear the Private Placement Legend.
          (iv) Transfer or Exchange of Reg S Temporary Global Notes. Notwithstanding the other provisions of this Section 2.6, a beneficial interest in the Reg S Temporary Global Note may not be (A) exchanged for a Definitive Note prior to (x) the expiration of the Distribution Compliance Period (unless such exchange is effected by Financeco, does not require an investment decision on the part of the holder thereof and does not violate the provisions of Regulation S) and (y) the receipt by the Registrar of any certificates identified by Financeco or its counsel to be required pursuant to Rule 903(c)(3)(B) under the Securities Act or (B) transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the events set forth in clause (A) above or unless the transfer is pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.
     (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.
          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of Financeco or Solectron (or such other certifications as Financeco or its counsel determines to be required under applicable law);
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form, reasonably acceptable to the Registrar and the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(2), the Trustee shall cancel the Restricted Definitive Notes so transferred or exchanged and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global

Notes. If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) of this Section 2.6(d) at a time when an Unrestricted Global Note has not yet been issued, Financeco shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
     (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).
          (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
          (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.6(f) hereof, and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a Broker-Dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of Financeco or Solectron (or such other certification as Financeco or its counsel determines to be required under applicable law);
     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or
     (D) the Registrar receives the following: (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (D), an Opinion of Counsel in form reasonably acceptable to the Registrar and Financeco to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
          (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
     (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, Financeco shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the sum of (A) the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not Broker-Dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of Financeco or Solectron (or such other certification as Financeco or its counsel determines to be required under applicable law), and accepted for exchange in the Exchange Offer and (B) the principal amount of Definitive Notes exchanged or transferred for beneficial interests in Unrestricted Global Notes in connection with the Exchange Offer pursuant to Section 2.6(d)(2) hereof and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer (other than Definitive Notes described in clause (i)(B) immediately above). Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and Financeco shall execute and, upon receipt of an Authentication Order pursuant to Section 2.2 hereof, the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.
     (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
          (i) Private Placement Legend.
     (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF FINANCECO THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO FINANCECO IF FINANCECO SO REQUESTS), (2) TO FINANCECO, SOLECTRON OR ANY SUBSIDIARY THEREOF OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

     (B) Notwithstanding the fore-going, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) to this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
          (ii) Global Note Legend. To the extent required by the Depositary, each Global Note shall bear legends in substantially the following forms:
THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF FINANCECO.
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
          (iii) Reg S Temporary Global Note Legend. Each Reg S Temporary Global Note shall bear a legend in substantially the following form:
THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE

ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
     (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement may be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
     (i) General Provisions Relating to Transfers and Exchanges.
          (i) To permit registrations of transfers and exchanges, Financeco shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.2 hereof or at the Registrar’s request.
          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but Financeco may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6, 4.12 and 4.13 hereof).
          (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of Financeco, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
          (v) Neither the Registrar nor Financeco shall be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and Financeco may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or Financeco shall be affected by notice to the contrary.
          (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.
          (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.
          Notwithstanding anything herein to the contrary, as to any certifications and certificates delivered to the Registrar pursuant to this Section 2.6, the Registrar’s duties shall be limited to confirming that any such certifications and certificates delivered to it are in the form of Exhibits A, B, C and D attached hereto. The Registrar shall not be responsible for confirming the truth or accuracy of representations made in any such certifications or certificates.
SECTION 2.7 Replacement Notes
          If any mutilated Note is surrendered to the Trustee or Financeco and the Trustee and Financeco receive evidence (which evidence may be from the Trustee) to their satisfaction of the destruction, loss or theft of any Note, Financeco shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or Financeco, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and Financeco to protect Financeco, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. Financeco may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of Financeco and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, Financeco in its discretion may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.
          Upon the issuance of any new Security under this Section 2.7, Financeco may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (other than any stamp and other duties, if any, which may be imposed in connection therewith by the United States or any political subdivision thereof or therein, which shall be paid by Financeco) and any other expenses (including the fees and expenses of the Trustee) connected therewith.

SECTION 2.8 Outstanding Notes
          The Notes outstanding at any time are all the Notes authenticated by the Trustee (including any Note represented by a Global Note) except for those cancelled by it or at its direction, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding. Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because Financeco or an Affiliate of Financeco holds the Note. If a Note is replaced pursuant to Section 2.7 hereof, such Note, together with the Guarantee of that particular Note endorsed thereon, ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue. If the Paying Agent (other than the Financeco, Solectron, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or the maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
SECTION 2.9 Treasury Notes
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Financeco, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Financeco, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.
SECTION 2.10 Temporary Notes
          Until certificates representing Notes are ready for delivery, Financeco may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that Financeco considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, Financeco shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
SECTION 2.11 Cancellation
          Financeco at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than Financeco, Solectron or an Affiliate thereof), and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall deliver such cancelled Notes to Financeco, unless Financeco otherwise directs. Certification of the destruction of all cancelled Notes, if applicable, shall be delivered to Financeco. Financeco may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

SECTION 2.12 Defaulted Interest
          Any interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest at the rate and in the manner provided in Section 4.1 hereof and in the Note (herein called “Defaulted Interest”) shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Financeco, at its election in each case, as provided in clause (1) or (2) below:
                    (1) Financeco may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. Financeco shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment, and at the same time Financeco shall deposit with the Paying Agent an amount of cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements reasonably satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a “Special Record Date” for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment, unless, in each case, a shorter period shall be satisfactory to the Paying Agent. The Paying Agent shall promptly notify Financeco and the Trustee of such Special Record Date and, in the name and at the expense of Financeco, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note register maintained by the Registrar not less than 10 days prior to such Special Record Date, unless a shorter period shall be satisfactory to the Paying Agent. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Notes (or their respective predecessor Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).
                    (2) Financeco may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after notice given by Financeco to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.
          Subject to the foregoing provisions of this Section 2.12, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.

SECTION 2.13 CUSIP Numbers
          Financeco in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. Financeco will promptly notify the Trustee of any change in the “CUSIP” numbers.
SECTION 2.14 Issuance of Additional Notes
          Financeco may, subject to Section 4.7 hereof and applicable law, issue Additional Notes under this Indenture. The Notes issued on the Issue Date and any additional Notes subsequently issued shall be treated as a single class for all purposes under this Indenture. Financeco will not issue any such Additional Notes unless they are “fungible” under the original issue discount provisions of the Internal Revenue Code of 1986, as amended.
ARTICLE III
REDEMPTION
SECTION 3.1 Notices to Trustee
          If Financeco or Solectron elects to redeem Notes pursuant to the optional redemption provisions of Sections 3.7 or 3.9 hereof, it shall furnish to the Trustee, at least 30 days or, if less than all of the Notes are to be redeemed, 45 days (unless a shorter period is acceptable to the Trustee) but not more than 60 days (unless a longer period is acceptable to the Trustee) before a redemption date, an Officers’ Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.
SECTION 3.2 Selection of Notes to Be Redeemed
          If less than all of the Notes are to be redeemed or repurchased at any time, the Trustee shall select the Notes or portions thereof to be redeemed or repurchased among the Holders of the Notes as follows: (i) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or (ii) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee deems fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.
          The Trustee shall promptly notify Financeco in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes in denominations of larger than $1,000 selected shall be in amounts of $1,000 or integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not an integral multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

SECTION 3.3 Notice of Redemption
          Subject to the provisions of Sections 3.7 and 3.9 hereof, at least 30 days but not more than 60 days before a redemption date, Financeco or Solectron shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.
          The notice shall identify the Notes to be redeemed and shall state:
     (a) the redemption date;
     (b) the redemption price;
     (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on or after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
     (d) the name and address of the Paying Agent;
     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (f) that, unless Financeco defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;
     (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and
     (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
          At Financeco’s request, the Trustee shall give the notice of redemption in Financeco’s name and at its expense; provided, however, that Financeco or Solectron shall have delivered to the Trustee, at least 45 days prior to the redemption date (unless a shorter period shall be acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
SECTION 3.4 Effect of Notice of Redemption
          Once notice of redemption is mailed in accordance with Section 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.
SECTION 3.5 Deposit of Redemption Price
     (a) On the Business Day immediately prior to the redemption date, Financeco shall deposit with the Trustee or with the Paying Agent immediately available funds sufficient to pay the redemption price of and accrued and unpaid interest (and Liquidated Damages, if any) on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to

Financeco any money deposited with the Trustee or the Paying Agent by Financeco in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest (and Liquidated Damages, if any) on, all Notes to be redeemed.
     (b) If Financeco complies with the provisions of the clause (a) of this Section 3.5, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest (and Liquidated Damages, if any) shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of Financeco to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.
SECTION 3.6 Notes Redeemed in Part
     (a) Upon surrender of a Note that is redeemed in part, Financeco shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of Financeco a new Note equal in principal amount to the unredeemed portion of the Note surrendered.
SECTION 3.7 Optional Redemption
     (a) At any time prior to March 15, 2009, Financeco or Solectron may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture at a redemption price of 108% of the principal amount, plus accrued and unpaid interest, to, but not including, the redemption date, with cash in an amount not in excess of the Net Cash Proceeds of one or more Qualified Equity Offerings; provided that:
     (A) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Financeco or Solectron and its Subsidiaries); and
     (B) the redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering.
     (b) On or after March 15, 2011, Financeco or Solectron may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on March 15th of the years indicated below:

Year	Percentage
2011	104.000%
2012	102.667%
2013	101.333%
2014 and thereafter	100.000%

     (c) In addition, at any time prior to March 15, 2011, Financeco or Solectron may, at their option, redeem the Notes, in whole or in part, from time to time, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest, and (2) the Make-Whole Premium, plus, to the extent not included in the Make-Whole Premium, accrued and unpaid interest to, but not including, the date of redemption.
     (d) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through Section 3.6 hereof.
SECTION 3.8 Mandatory Redemption
          There shall be no mandatory sinking fund payments with respect to the Notes. Except as set forth in Sections 4.12 and 4.13 hereof, neither Financeco nor Solectron shall be required to make mandatory redemption payments with respect to, or offer to purchase, the Notes.
SECTION 3.9 Optional Tax Redemption
     (a) Financeco or Solectron may, at their option, redeem in whole, but not in part, upon not less than 30 nor more than 60 days’ notice to the Holders, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption if, as a result of:
     (A) any change in or amendment to the laws or treaties (or any regulations or ruling promulgated thereunder) of a Relevant Jurisdiction affecting taxation; or
     (B) any change in the existing official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation is proposed or announced on or after Issue Date, with respect to any payment due or to become due under the Notes or this Indenture, Financeco or Solectron, as the case may be, is or would be required on the next succeeding interest payment date to pay Additional Amounts on the Notes or the Guarantee and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to Financeco or Solectron, including making payments directly by Solectron under the Guarantee.
     (b) No such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Financeco or Solectron would be obligated to pay such Additional Amounts were a payment in respect of the Notes or the Guarantee then due.
     (c) Prior to the publication of any notice of redemption pursuant to Sections 3.3 and 3.9(b), Financeco shall deliver to the Trustee (1) an opinion of tax counsel of recognized standing and expertise in the tax law of the applicable Relevant Jurisdiction, reasonably acceptable to the Trustee, to the effect that the circumstances set forth in Section 3.9(a) exist and (2) an Officers’ Certificate from Financeco stating that the payment of Additional Amounts cannot be avoided by the use of any reasonable measures available to Financeco or Solectron, including making payments directly by Solectron under the Guarantee. The notice, once delivered by Financeco to the Trustee, shall be irrevocable.

     (d) Any redemption of this Section 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.
ARTICLE IV
COVENANTS
SECTION 4.1 Payment of Notes
          Financeco shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than Financeco or a Subsidiary thereof, holds as of 12:00 noon Eastern time on the due date money deposited by Financeco in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. Financeco shall pay all Liquidated Damages, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement and herein.
          Financeco shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace period) at the same rate to the extent lawful.
SECTION 4.2 Maintenance of Office or Agency
          Financeco shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon Financeco in respect of the Notes and this Indenture may be served. Financeco shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Financeco shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          Financeco may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however that no such designation or rescission shall in any manner relieve Financeco of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. Financeco and Solectron shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          Financeco hereby designates the Corporate Trust Office of the Trustee as one such office or agency of Financeco in accordance with Section 2.3 hereof.

SECTION 4.3 Commission Reports and Reports to Holders
          Whether or not required by the Commission, so long as any Notes are outstanding, Solectron shall furnish to the Holders, within the time periods specified in the Commission’s rules and regulations:
     (a) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if Solectron were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any financial footnote disclosure with respect to Financeco which would be required by Rule 3-10(b) of Regulation S-X, and, with respect to the annual information only, a report on the annual financial statements by Solectron’s certified independent accountants; and
     (b) all current reports that would be required to be filed with the Commission on Form 8-K if Solectron were required to file such reports.
          In addition, whether or not required by the Commission, Solectron will file a copy of all of the information and reports referred to in clauses (a) and (b) above with the Commission for public availability within 15 days of the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request; provided that any information filed with or furnished to the Commission shall be deemed to have been provided to the Trustee, Holders, security analysts and prospective investors for purposes hereof. Notwithstanding the foregoing, Solectron may cure a breach of this covenant by filing with the Commission or delivering to the Holders, at any time prior to the acceleration of Notes, any such information it failed to file.
SECTION 4.4 Compliance Certificate
     (a) Each of Financeco and Solectron shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of Financeco, Solectron and its Subsidiaries, as applicable, during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether Financeco, Solectron and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to his or her knowledge Financeco, Solectron and its Subsidiaries, as applicable, are not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred and be continuing, describing all such Defaults or Events of Default of which he or she may have knowledge and what action Financeco or Solectron, as applicable, is taking or proposes to take with respect thereto) and that to his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action Financeco is taking or proposes to take with respect thereto.
     (b) Financeco shall, so long as any of the Notes are outstanding, deliver to the Trustee, within five Business Days of any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action Financeco is taking or proposes to take with respect thereto.

SECTION 4.5 Taxes And Other Claims
          Financeco and Solectron shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon Financeco and Solectron upon the income, profits or property of Financeco and Solectron, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of Financeco and Solectron; provided, however, that Financeco and Solectron shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (ii) if the failure to pay or discharge would not have a material adverse effect on the assets, business, operations, properties or condition (financial or otherwise) of Financeco and Solectron and its Subsidiaries, taken as a whole.
SECTION 4.6 Stay, Extension and Usury Laws
          Financeco covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and Financeco (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 4.7	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock
     (a) Neither Financeco nor Solectron shall, and Solectron shall not permit any of its other Restricted Subsidiaries to create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and neither Financeco nor Solectron shall issue any Disqualified Stock and Solectron shall not permit any of its other Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Financeco and Solectron may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and Solectron’s other Restricted Subsidiaries may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for Solectron’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.
     (b) The provisions of Section 4.7(a) hereof shall not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):
     (1) the incurrence by Solectron and its Restricted Subsidiaries of Indebtedness and letters of credit under any Credit Agreements (plus any Permitted Refinancing Indebtedness incurred to extend, retire, renew, defease, refinance, replace or refund such Indebtedness) in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the greater of (A)

$500,000,000; and (B) the sum of (i) 85% of the value of Solectron’s and its Restricted Subsidiaries’ accounts receivable (before giving effect to any related reserves) shown on Solectron’s most recent Consolidated balance sheet prepared in accordance with GAAP that are not more than 90 days past due, plus (ii) 60% of the inventory shown on Solectron’s most recent Consolidated balance sheet in accordance with GAAP; in each case minus the amount of any such Indebtedness (X) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness as required pursuant to Section 4.12 hereof or (Y) assumed by a transferee in an Asset Sale; provided that, solely for purposes of calculating the amount of Indebtedness which may be incurred pursuant to this Section 4.7(b)(1), any Indebtedness incurred pursuant to Section 4.7(b)(12) will be deemed to have been incurred under Section 4.7(b)(1)(B);
     (2) the incurrence by Solectron and its Restricted Subsidiaries of the Existing Indebtedness;
     (3) the incurrence by Financeco of Indebtedness represented by the Notes and by Solectron of the Guarantee, in each case to be issued on the Issue Date and the incurrence by Financeco of Indebtedness represented by the Exchange Notes and by Solectron of the related Guarantee, in each case to be issued upon consummation of the Exchange Offer made pursuant to the Registration Rights Agreement;
     (4) the incurrence by Solectron or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, refund, renew, refinance, defease or replace Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.7(a) or clauses (2), (3) or this clause (4) of Section 4.7(b);
     (5) the incurrence or issuance by Solectron or any of its Restricted Subsidiaries of intercompany Indebtedness, Disqualified Stock or preferred stock between or among Solectron and any of its Restricted Subsidiaries; provided, however, that:
     (A) if either Financeco or Solectron is the obligor on such Indebtedness, such Indebtedness must be contractually subordinated in right of payment to the prior payment of all Obligations with respect to the Notes and the Guarantee, respectively; and
     (B) (i) any subsequent issuance or transfer of Equity Interests or other transaction that results in any such Indebtedness, Disqualified Stock or preferred stock being held by a Person other than Solectron or a Restricted Subsidiary of Solectron and (ii) any sale or other transfer of any such Indebtedness, Disqualified Stock or preferred stock to a Person that is not either Solectron or a Restricted Subsidiary of Solectron, will be deemed, in each case, to constitute an incurrence of such Indebtedness, Disqualified Stock or preferred stock by Solectron or such Restricted Subsidiary, as the case may be, that was not permitted by this Section 4.7(b)(5);

     (6) the incurrence by Solectron or any of its Restricted Subsidiaries of Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate risk with respect to any floating and/or fixed rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or for the purpose of fixing or hedging currency exchange risk or commodity price risk and not with the purpose of speculation;
     (7) the Guarantee by Solectron of Indebtedness of Solectron or a Restricted Subsidiary of Solectron or the Guarantee (given reasonably contemporaneously with the incurrence of Indebtedness being guaranteed) by a Restricted Subsidiary of Solectron of Indebtedness of any other Restricted Subsidiary of Solectron, in each case that was permitted to be incurred by another provision of this Section 4.7 and by Section 4.14;
     (8) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the accumulation of dividends on Disqualified Stock or preferred stock of Restricted Subsidiaries (to the extent not paid) and the payment of dividends on Disqualified Stock or preferred stock of Restricted Subsidiaries in the form of additional shares of the same class of Disqualified Stock or preferred stock of Restricted Subsidiaries will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of Solectron as accrued;
     (9) the incurrence by Solectron or any of its Restricted Subsidiaries of additional Indebtedness, Disqualified Stock or preferred stock of Restricted Subsidiaries in an aggregate principal amount (or accreted value or liquidation preference, as applicable) at any time outstanding incurred pursuant to this Section 4.7(b)(9), not to exceed $150,000,000;
     (10) Indebtedness incurred solely in respect of bankers acceptances, letters of credit and performance bonds (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in amounts and for the purposes customary in Solectron’s industry;
     (11) the incurrence of Indebtedness not to exceed $200,000,000 at any one time outstanding as a part of a Cash Repatriation Transaction for tax planning or cash repatriation purposes;
     (12) the incurrence by Solectron or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage or equipment financings or other Indebtedness or Disqualified Stock, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of engineering, installation, acquisition, lease, construction or improvement of property, plant or equipment used in the business of Solectron or such Restricted Subsidiary, in an aggregate principal amount, liquidation amount, or accreted value, as applicable, not to exceed 10% of Total Assets at any time outstanding; provided that solely for purposes of calculating the amount of Indebtedness which may be incurred pursuant to this Section 4.7(b)(12), any Indebtedness incurred pursuant to Section 4.7(b)(1)(B) will be deemed to have been incurred under this Section 4.7(b)(12);
     (13) the incurrence by Solectron and its Restricted Subsidiaries of Acquired Debt (other than Acquired Debt Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Subsidiary of Solectron or its Restricted Subsidiary or was otherwise acquired by Solectron or its Restricted Subsidiary), provided, that such incurrence does not result, on a pro forma basis for the transaction with which the Acquired Debt is incurred, in Solectron’s Consolidated Fixed Charge Coverage Ratio decreasing immediately after such incurrence from Solectron’s Consolidated Fixed Charge Coverage Ratio in effect immediately prior to such incurrence; and
     (14) the incurrence of Indebtedness to provide credit support put in place in connection with the Receivables Financing Program in an aggregate amount at any one time outstanding not to exceed $250,000,000.
     (c) For purposes of determining compliance with this Section 4.7, in the event that an item of proposed Indebtedness or Disqualified Stock or preferred stock of a Restricted Subsidiary, or portion thereof meets the criteria of more than one of the categories of Permitted Debt described in Section 4.7(b)(1) through (14) above, or is entitled to be incurred pursuant to Section 4.7(a), Financeco and Solectron will be permitted to classify such item of Indebtedness or Disqualified Stock or preferred stock of a Restricted Subsidiary, or portion thereof on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness or Disqualified Stock or preferred stock of a Restricted Subsidiary, or portion thereof, in any manner that complies with this Section 4.7, except that Indebtedness under the Credit Agreements (as described in clause (1) of the definition thereof) outstanding on the date on which Notes are first issued and authenticated under this Indenture will be deemed to have been incurred on such date in reliance on the exception provided by Section 4.7(b)(1).
     (d) For purposes of determining any particular amount of Indebtedness under this Section 4.7, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included to the extent that including such amount shall cause duplication.
     (e) For purposes of determining compliance with this Section 4.7, the U.S. dollar-equivalent principal amount of Indebtedness denominated in any currency other than U.S. dollars shall be calculated based on the relevant currency exchange rate in effect as of the date such Indebtedness is incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that the amount of any Permitted Refinancing Indebtedness denominated in the same currency as the Indebtedness being refinanced thereby, shall be calculated based on the relevant exchange rate in effect as of the date of the incurrence of the Indebtedness being so refinanced.
SECTION 4.8 Liens
          Neither Financeco nor Solectron shall, and Solectron shall not permit any of its other Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens or Liens securing Financeco’s or Solectron’s Senior Debt) securing Indebtedness upon any of their property or assets, now owned or hereafter acquired, unless:
     (1) if such Lien secures Senior Subordinated Debt, the Notes and the Guarantee are secured by a Lien in the same properties as those securing such Lien and on an equal and ratable basis with such Senior Subordinated Debt; and
     (2) if such Lien secures Subordinated Debt, such Lien shall be of a lessor priority than a Lien securing the Notes and the Guarantees in the same properties as those securing such Lien.
SECTION 4.9 Limitation on Restricted Payments
     (a) Neither Financeco nor Solectron shall, and Solectron shall not permit any of its other Restricted Subsidiaries to, directly or indirectly and without duplication:
     (1) declare or pay any dividend or make any other payment or distribution on account of Solectron’s or any of its Restricted Subsidiaries’ Equity Interests or to the direct or indirect holders of Solectron’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable (A) in Equity Interests (other than Disqualified Stock) of Solectron or (B) to Solectron or a Restricted Subsidiary of Solectron);
     (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of Solectron;
     (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is contractually subordinated in right of payment to the Notes or Solectron’s Guarantee of the Notes, except a payment of interest or principal at the Stated Maturity thereof; or
     (4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of, and after giving effect to, such Restricted Payment:
     (1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;
     (2) Solectron would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.7(a) hereof; and
     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Solectron and its Restricted Subsidiaries after the Issue Date, taken as one accounting period, (excluding Restricted Payments permitted by Section 4.9(b) (1), (2) and (3)), is less than the sum, without duplication, of:
     (A) 50% of the Consolidated Net Income of Solectron for the period from the beginning of the first fiscal quarter commencing after the Issue Date to the end of Solectron’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (B) 100% of the aggregate Net Cash Proceeds received by Solectron (i) since the Issue Date as a contribution to its equity capital (other than from the sale or issuance of Disqualified Stock), (ii) from the issue or sale of Equity Interests of Solectron (other than Disqualified Stock) since the Issue Date, or (iii) from the issue or sale prior to, on or since the Issue Date of debt securities (other than debt securities subordinated in right of payment to the Notes) that have been converted into or exchanged for such Equity Interests (in the case of each of (i) through (iii) above, other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Solectron); provided that for purposes of (iii) above Net Cash Proceeds shall include, with respect to debt securities (other than debt securities subordinated in right of payment to the Notes) issued or sold prior to the Issue Date that have been converted into Equity Interests (excluding Disqualified Stock) or exchanged for Equity Interests (excluding Disqualified Stock) on or after the Issue Date, the principal amount, plus accrued but unpaid interest deemed converted, or accreted value, as applicable, of such Indebtedness (other than Indebtedness subordinated in right of payment to the Notes) that has been converted or exchanged, plus
     (C) to the extent that any Restricted Investment that was made after the Issue Date is returned to Solectron or a Restricted Subsidiary (the non-cash portion of which is to be valued, for purposes of this covenant, only if it is an asset the purchase of which would not have been a Restricted Investment, in which case its value will be determined in good faith by the Board of Directors of the receiving entity) or otherwise liquidated or repaid, the lesser of (i) the return of capital with respect to such Restricted Investment (less the cost of disposition, if any), and (ii) the aggregate amount of such Restricted Investment, plus
     (D) to the extent that any Unrestricted Subsidiary of Solectron is redesignated as a Restricted Subsidiary after the Issue Date, the lesser of (i) the fair market value of Solectron’s Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary plus the aggregate amount of any Restricted Investments made following the date of such original designation (measured as of the time each such Restricted Investment was made), less

     (E) to the extent that any Restricted Payment was made in reliance on 4.9(b)(9) below, the aggregate amount of such Restricted Payments.
          The preceding provisions will not prohibit the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of this Indenture.
     (b) So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:
     (1) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness of Solectron or Financeco which is subordinated in right of payment to the Notes, the Guarantee of the Notes by Solectron or its successors, or of any Equity Interests of Solectron in exchange for or upon conversion of, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of Solectron) of, Equity Interests of Solectron (other than Disqualified Stock); provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from the second clause (3) of Section 4.9(a);
     (2) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of Solectron or Financeco in exchange for or with the net proceeds in cash equal to that from a substantially concurrent incurrence of Permitted Refinancing Indebtedness; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from the second clause (3) of Section 4.9(a);
     (3) the payment of any dividend by a Restricted Subsidiary of Solectron to the holders of its Equity Interests on a pro rata basis and on a non-pro rata basis with respect to distributions to holders of GIS’s exchangeable stock by virtue of a declaration of a dividend or distribution of Solectron stock;
     (4) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Solectron or any Restricted Subsidiary of Solectron held by any officer, director, consultant or employee of Solectron (or of any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $10,000,000 in any twelve-month period;
     (5) loans to employees, officers and directors of Solectron and its Restricted Subsidiaries not to exceed $10,000,000 in the aggregate at any one time outstanding;
     (6) the repurchase of Equity Interests of Solectron that may be deemed to occur upon the cash-less exercise thereof;

     (7) the making of any payment on or with respect to, or repurchase, redemption, defeasance or acquisition or retirement for value, of any Indebtedness subordinated in right of payment to the Notes or the Guarantee of the Notes by Solectron or its successors which is convertible or exchangeable into Equity Interests (other than Disqualified Stock) of Solectron in connection with (i) an optional redemption of such convertible subordinated Indebtedness pursuant to the terms thereof; provided that, the current market price per share of Solectron’s common stock (calculated based upon the average closing price as reported on the New York Stock Exchange (or other national securities exchange on which such common stock is listed) for the 30-trading day period immediately preceding the date any notice of redemption is sent or published) into which such Indebtedness is convertible or exchangeable equals or exceeds 150% of the conversion or exchange price in effect for such Indebtedness on the date of such notice; and (ii) the payment by Solectron of cash in lieu of any fractional shares deliverable upon conversion or exchange of any Indebtedness in compliance with the terms of the instruments governing such Indebtedness; provided that any amounts paid pursuant to this clause (7) will be deducted in determining the amount of Restricted Payments permitted under the second clause (3) of Section 4.9(a);
     (8) other Restricted Payments in an aggregate amount not to exceed $50,000,000;
     (9) the making of any Restricted Payment so long as Solectron would, at the time of such Restricted Payment and after giving pro forma effect thereto, have a Consolidated Net Leverage Ratio of not more than 1.5 to 1.0;
     (10) in connection with an acquisition by Solectron or by any of its Restricted Subsidiaries, receive or accept the return to Solectron or any of its Restricted Subsidiaries of Equity Interests of Solectron or any of its Restricted Subsidiaries constituting a portion of the purchase price consideration in settlement of indemnification claims; and
     (11) engage in transactions relating to tax planning strategies of Solectron and its Restricted Subsidiaries; provided that all such transactions are between or among Restricted Subsidiaries, Solectron and any trustee, transfer agent or escrow agent relating to such tax planning strategies, or any combination of the foregoing parties.
     (c) The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Solectron or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this Section 4.9 will be determined by an officer of Solectron or Financeco and set forth in an officers’ certificate delivered to the Trustee. If such fair market value exceeds $50,000,000, such determination shall be based upon a resolution of the Board of Directors of Solectron or Financeco, as the case may be, which resolution with respect thereto will also be delivered to the Trustee. Not later than the date of making any Restricted Payment, Financeco or Solectron will deliver to the Trustee such officers’ certificate, which shall also state that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.9 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

SECTION 4.10	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries
     (a) Neither Financeco nor Solectron shall, and Solectron shall not permit any of its other Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction (other than those incurred during a Covenant Suspension Period) on the ability of any Restricted Subsidiary to:
     (1) pay dividends or make any other distributions on its Capital Stock to Solectron or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Solectron or any of its Restricted Subsidiaries;
     (2) make loans or advances to Solectron or any of its Restricted Subsidiaries; or
     (3) transfer any of its properties or assets to Solectron or any of its Restricted Subsidiaries.
     (b) The restrictions of Section 4.10(a) shall not apply to encumbrances or restrictions existing under or by reason of:
     (1) any such encumbrance or restriction existing on the date of this Indenture or under any agreements and instruments governing Existing Indebtedness, Existing Synthetic Lease Financings, the Credit Agreements and other agreements as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings and Credit Agreements are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions directly or indirectly affecting payments from Restricted Subsidiaries to Solectron or to other Restricted Subsidiaries of Solectron than those contained in those agreements on the date of this Indenture;
     (2) this Indenture and the Notes and related Guarantees;
     (3) applicable law;
     (4) any agreement or instrument of a Person acquired by Solectron or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such agreement or instrument was entered into in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to Solectron or any of its Restricted Subsidiaries or the properties or assets of Solectron or any of its Restricted Subsidiaries, other than, in each case, the Person, or the property or assets of the Person, so acquired, provided that, in the case of any agreement or instrument with respect to

     Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;
     (5) customary non-assignment provisions in leases, licenses and other agreements or instruments restricting assignment or restricting transfers of non-cash assets entered into in the ordinary course of business and consistent with past practices;
     (6) purchase money obligations for property acquired in the ordinary course of business and provisions contained in operating leases that impose restrictions on the property acquired or leased of the nature described in Section 4.10(a)(3);
     (7) any agreement for the sale or other disposition of a Restricted Subsidiary that contains any of the encumbrances or restrictions described in Section 4.10(a) as they relate to that Restricted Subsidiary pending its sale or other disposition;
     (8) any agreement or instrument governing Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
     (9) Liens securing obligations otherwise permitted to be incurred under the provisions of Section 4.8 that limit the right of the debtor to dispose of the assets subject to such Liens;
     (10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, partnership agreements, assets sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business, in each case to the extent that the counterparty to such agreement is not an Affiliate of Solectron;
     (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (12) restrictions contained in Qualified Foreign Indebtedness;
     (13) with respect to a Restricted Subsidiary, any agreement or investment entered into after the Issue Date if (i) the encumbrance or restriction applies only if there is a default, (ii) the encumbrance is not materially more disadvantageous to Holders than in comparable financings (as determined by Solectron), and (iii) Solectron determines that the encumbrance or restriction will not materially affect the ability to pay interest on the Notes at their Stated Maturity or principal and accrued and unpaid interest on the Notes at their final Stated Maturity;
     (14) under any customary provisions under any agreements, instruments or contracts relating to any Receivables Program; and

     (15) reasonable and customary borrowing base, net worth and similar covenants set forth in agreements evidencing Indebtedness otherwise permitted by the Indenture, provided that such covenants do not explicitly limit Solectron’s or its Restricted Subsidiaries’ ability to make dividends to or investments in Solectron or any of its Restricted Subsidiaries, guarantee the obligations of Solectron or any of its Restricted Subsidiaries or loan money to Solectron or any of its Restricted Subsidiaries.
SECTION 4.11 Transactions with Affiliates
     (a) Neither Financeco nor Solectron shall, and Solectron shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:
     (1) the Affiliate Transaction is on terms that are no less favorable to Solectron or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction by Solectron or such Restricted Subsidiary with an unrelated Person; and
     (2) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50,000,000, Financeco or Solectron delivers to the Trustee either a resolution of the Board of Directors of Solectron set forth in an officers’ certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Solectron or such Restricted Subsidiary, or an opinion as to the fairness to Solectron or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.
     (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 4.11(a) hereof:
     (1) any employment agreement entered into by Solectron or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Solectron or such Restricted Subsidiary;
     (2) Affiliate Transactions between or among Solectron and/or its Restricted Subsidiaries;
     (3) Restricted Payments and Permitted Investments that are permitted by Section 4.9 hereof;
     (4) the entering into, maintaining or performance of any employment contract, employee loan, collective bargaining agreement, benefit plan, program or arrangement, related trust agreement or any other similar arrangement (in each case entered into in the ordinary course of business consistent with past practice) for or with any employee, officer or director, including vacation, health, insurance, deferred compensation, retirement, savings or other similar plans;

     (5) the payment of compensation, performance of indemnification or contribution obligations, or an issuance, grant or award of stock, options or other equity related interests to employees, officers or directors in the ordinary course of business;
     (6) the payment of reasonable and customary fees and the provision of indemnities to directors in connection with their services; and
     (7) if such transaction is with any Person solely in its capacity as a holder of Indebtedness or Equity Interests of Solectron or any of its Restricted Subsidiaries, if such person is treated no more favorably by the terms of such transaction than any other holder of Indebtedness or Equity Interest of Solectron; provided such Person owns less than 15% of such Indebtedness or Equity Interests.
SECTION 4.12 Limitation on Sale Of Assets And Subsidiary Stock
     (a) Solectron shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:
     (1) Solectron (or a Restricted Subsidiary) receives consideration from the Asset Sale, which, at the time of the Asset Sale, is at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;
     (2) if such Asset Sale, or any series of related Asset Sales, is for assets with a fair market value in excess of $50,000,000, the fair market value is determined by Solectron’s or Financeco’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the trustee; and
     (3) at least 75% of the consideration received in the Asset Sale by Solectron or such Restricted Subsidiary consists of cash, Cash Equivalents or Replacement Assets. For purposes of this Section 4.12(a)(3), each of the following will be deemed to be cash:
     (A) any liabilities (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes), as shown on Solectron’s most recent Consolidated balance sheet, of Solectron or any Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to an agreement that expressly releases or indemnifies Solectron or such Restricted Subsidiary from further liability;
     (B) securities, assets or property that within 90 days of such Asset Sale is converted, sold or exchanged by Solectron or such Restricted Subsidiary into cash, Cash Equivalents or Replacement Assets; provided that any such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received; and

     (C) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, if Solectron and all of its Restricted Subsidiaries immediately are released from all Guarantees, if applicable, of payments or other Obligations with respect to such Indebtedness and such Indebtedness is no longer the liability of the Solectron or any of its Restricted Subsidiaries.
     (b) Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, Solectron or such Restricted Subsidiary may apply those Net Cash Proceeds:
     (1) to permanently repay Indebtedness and other Obligations under the Credit Agreements, any Senior Debt of Solectron or any Indebtedness of any Restricted Subsidiary of Solectron (other than Financeco) or any Senior Debt of Financeco and if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;
     (2) to acquire all or substantially all of the assets of another Permitted Business; or
     (3) to acquire other assets that are immediately used or useful in a Permitted Business, to make capital expenditures or to make Permitted Investments (other than pursuant to clauses (1) or (2) of the definition of “Permitted Investments”).
     (c) Pending the final application of any Net Cash Proceeds, Solectron may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by this Indenture.
     (d) Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in Section 4.12(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25,000,000, Financeco shall make an offer to repurchase (the “Asset Sale Offer”) to all Holders and, at its option, to all holders of other Indebtedness that ranks pari passu in right of payment with the Notes or the related guarantee containing provisions requiring Financeco, Solectron or its Restricted Subsidiaries to offer to purchase or to redeem such Indebtedness with the proceeds of sales of assets, to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount, plus accrued and unpaid interest to, but not including, the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Solectron, Financeco or their Restricted Subsidiaries, as applicable, may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis or such other basis allowed by this Indenture and such other Indebtedness. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
     (e) Financeco shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this

Section 4.12, Financeco will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.12 by virtue of such conflict.

SECTION 4.13	Repurchase of Notes At The Option Of The Holder upon a Change of Control
     (a) If a Change of Control occurs, each Holder will have the right to require Financeco to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s Notes pursuant to a offer on the terms set forth in this Indenture (“Change of Control Offer”). In the Change of Control Offer, Financeco shall offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased, to, but not including, the Change of Control Payment Date. Within 20 Business Days following Financeco becoming aware of a Change of Control, Financeco shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to Sections 3.1 through 3.6 and this Section 4.13 of this Indenture and described in such notice.
     (b) On the Change of Control Payment Date, Financeco shall, to the extent lawful:
     (1) accept for payment all Notes or portions of Notes (equal to $1,000 principal amount or an integral multiple thereof) properly tendered and not withdrawn pursuant to the Change of Control Offer;
     (2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all such Notes or portions of Notes properly tendered; and
     (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by Financeco.
     (c) The Paying Agent will promptly mail to each Holder of accepted Notes the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each Note will be in a principal amount of $1,000 or an integral multiple of $1,000.
     (d) Financeco shall publicly announce the results of the Change of Control Offer on, or as soon as practicable after, the Change of Control Payment Date.
     (e) Financeco shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with this Section 4.13 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.
     (f) Financeco shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with this

Section 4.13, Financeco shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.13 by virtue of such conflict.
SECTION 4.14 Limitations on Issuances of Guarantees of Indebtedness
     (a) Neither Financeco nor Solectron shall, and Solectron shall not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee the payment of any other Indebtedness of Solectron (other than Senior Debt) or of Financeco (other than Senior Debt), unless Solectron or such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary or Solectron, which Guarantee will be in right of payment senior to or pari passu with Solectron or such Restricted Subsidiary’s Guarantee of or pledge to secure such other Indebtedness.
     (b) Notwithstanding Section 4.14(a), any such Guarantee of the Notes by a Restricted Subsidiary shall provide by its terms that it will be automatically and unconditionally released and discharged:
     (1) in connection with any sale or other disposition of all of the assets of that guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Solectron, if the sale or other disposition complies with Section 4.12 hereof; or
     (2) in connection with any sale of all or substantially all of the Capital Stock of a guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Solectron, if the sale complies with Section 4.12 hereof and such guarantor ceases to be a Subsidiary of Solectron;
provided, however, that any such release and discharge shall occur only to the extent that all obligations of such guarantor under all of its guarantees of Solectron’s or its Restricted Subsidiaries’ Indebtedness shall also terminate upon such release, sale or transfer and none of such guarantor’s Equity Interests are pledged for the benefit of any holder of any such Indebtedness of Solectron or its Restricted Subsidiaries.
SECTION 4.15 Designation of Restricted and Unrestricted Subsidiaries
          The Board of Directors of Solectron may designate any Restricted Subsidiary other than Financeco to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value (as determined by the Board of Directors) of all outstanding Investments owned by Solectron and its Restricted Subsidiaries in the Subsidiary properly designated (and any Investments made in such Unrestricted Subsidiary after the date of designation) will be deemed to be Investments made as of the time of the designation (or the date of such Investment, as the case may be) and will reduce the amount available for Restricted Payments under Section 4.9(a) or Permitted Investments, as determined by Solectron or Financeco. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of Solectron may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

SECTION 4.16 Sale and Leaseback Transactions
          Neither Financeco nor Solectron shall, and Solectron shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction in excess of $50,000,000 in one or a series of related transactions; provided that Solectron or any Restricted Subsidiary may enter into a sale and leaseback transaction if:
     (1) Financeco or Solectron or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test set forth in Section 4.7(a) hereof or under Section 4.7(b)(12);
     (2) with respect to any sale leaseback transaction in which the assets subject to such sale leaseback have a fair market value (as determined by Solectron in good faith) in excess of $50,000,000, the gross cash proceeds of that sale and leaseback transaction, when the terms of the lease are taken into account, are at least equal to the fair market value, as determined in good faith by the Board of Directors of Solectron, of the property that is the subject of that sale and leaseback transaction; and
     (3) the transfer of assets in that sale and leaseback transaction is permitted by, and Solectron or Financeco or such other Restricted Subsidiary applies the proceeds of such transaction in compliance with Section 4.12 hereof;
provided that clauses (1) and (3) above will have no effect during a Covenant Suspension Period.
SECTION 4.17 Enforcement of Support Agreement
          For so long as any Note remains outstanding under this Indenture, Financeco, for the benefit of the Trustee and Holders, shall use its best efforts to enforce its rights under the Support Agreement between Financeco and Solectron. The Support Agreement obligates Solectron to contribute such funds to Financeco as are necessary for Financeco to make payments on the Notes as they come due.
SECTION 4.18 Maintenance of Properties
          Financeco and Solectron shall cause all material properties used or useful to the conduct of their business and the business of each of their Subsidiaries to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in their reasonable judgment may be necessary, so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 4.18 shall prevent Financeco or Solectron from discontinuing any operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is (a) in the judgment of the Board of Directors of Financeco or Solectron, (i) desirable in the conduct of the business of such entity and (ii) would not have a material adverse effect on the ability of Financeco and Solectron to satisfy their obligations under the Notes, the Guarantee and this Indenture, and, to the extent applicable, (b) as otherwise permitted under Section 4.12 hereof.

SECTION 4.19 Corporate Existence
          Subject to Article V hereof, each of Financeco and Solectron shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
SECTION 4.20 Limitation on Layering Indebtedness
          Neither Financeco nor Solectron shall incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Solectron or Financeco unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the Guarantee on substantially identical terms; provided, however, that no Indebtedness of Solectron or Financeco shall be deemed to be contractually subordinated in right of payment to any other Indebtedness of Solectron or Financeco solely by virtue of being unsecured.
SECTION 4.21 Payment for Consents
          Neither Financeco nor Solectron shall, and Solectron shall not permit any of its other Restricted Subsidiaries to, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes, unless such consideration is offered to be paid or is paid to all Holders who consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
SECTION 4.22 Additional Amounts
          All payments of, or in respect of, principal of and any premium and interest on the Notes or the Guarantee shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, withheld, or assessed by or on behalf of any jurisdiction, other than the United States, or any taxing authority thereof or therein (each a “Relevant Jurisdiction”), unless such withholding or deduction is required by law. In the event that any such withholding or deduction is required, Financeco or Solectron, as the case may be, shall pay such additional amounts of, or in respect of, principal of and any premium and interest on the Notes or the Guarantee (“Additional Amounts”) as will result in the receipt by the Holders of the amounts that would have been received by them had no such withholding or deduction been required, except that no Additional Amounts shall be payable for or on account of any tax, duty, assessment, or other governmental charge which would not have been imposed but for the fact that such Holder:
     (a) had some connection with the Relevant Jurisdiction other than the mere ownership of, receipt of payment under, or enforcement of such Note or Guarantee; or
     (b) presented such Note or Guarantee for payment more than 30 days after the date on which the payment in respect of such Note or Guarantee became due and payable or provided for, whichever is later.
     Whenever there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Note or Guarantee, such mention shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to this Indenture.
SECTION 4.23 Covenant Suspension
     (a) If on any date following the Issue Date:
     (1) the Notes are rated Baa3 or above by Moody’s and BBB- or above by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of Financeco, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by Financeco as a replacement agency) (an “Investment Grade Rating”); and
     (2) no Default or Event of Default shall have occurred and be continuing (other than a Default or an Event of Default which would not be continuing if the Covenant Suspension Period were in effect);
(the occurrence and continuation of the foregoing events being collectively referred to as the “Covenant Suspension Period”), then, upon the request of Financeco to the Trustee, beginning on the day of such request and continuing only so long as the factors set forth in (1) and (2) above are satisfied, the following Sections (the “Suspended Covenants”) shall no longer be applicable to the Note and shall be suspended during a Covenant Suspension Period: Sections 4.7, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16(1), 4.16(3) and 5.1(b)(4).
     (b) If during any Covenant Suspension Period, either Moody’s or S&P withdraws its ratings or downgrades the ratings assigned to the Notes below the Investment Grade Ratings so that the Notes do not have an Investment Grade Rating from both Moody’s and S&P, or a Default (other than with respect to the Suspended Covenants) occurs and is continuing, Solectron and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants, subject to the terms, conditions and obligations set forth in this Indenture (each such date of reinstatement being the “Reinstatement Date”). Compliance with the Suspended Covenants with respect to Restricted Payments made after the Reinstatement Date will be calculated in accordance with the terms of Section 4.9 as though such covenants had been in effect during the entire period of time from which the Notes are issued.
     (c) Notwithstanding Section 4.23(a), so long as the Notes are outstanding, including during a Covenant Suspension Period, Financeco, Solectron and its other Restricted Subsidiaries shall be subject to Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.8, 4.16 (other than clause (1) and (3) thereof), 4.17, 4.18, 4.19, 4.20, 4.21, 4.22 and 5.1 (other than clause (b)(4) thereof).
SECTION 4.24 Liquidated Damages
          If Liquidated Damages are payable by Financeco pursuant to the Registration Rights Agreement, Financeco shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Liquidated damages per $1,000 principal amount of the Notes that are payable, (ii) the facts and calculations supporting the determination of such amount and (iii) the date on which such damages are payable. Unless and until a Trust Officer of the Trustee receives such a certificate, the Trustee may assume without inquiry that no Liquidated Damages are payable.

ARTICLE V
SUCCESSORS
SECTION 5.1 Merger, Consolidation or Sale of Assets
          Neither Financeco nor Solectron shall:
     (a) consolidate or merge with or into another Person (whether or not Financeco or Solectron is the surviving corporation); or
     (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties and assets of Solectron and its Restricted Subsidiaries taken as a whole or of Financeco, in one or more related transactions, including by way of a lease, to another Person, unless:
          (i) either: (A) Solectron or Financeco, as the case may be, is the surviving corporation; or (B) the Person formed by or surviving any such consolidation or merger (if other than Solectron or Financeco) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
          (ii) the Person formed by or surviving any such consolidation or merger (if other than Solectron or Financeco) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Solectron, as the case may be, under the Notes or the Guarantees and this Indenture;
          (iii) immediately after such transaction, no Default or Event of Default exists; and
          (iv) Solectron or Financeco, as the case may be, or the Person formed by or surviving any such consolidation or merger (if other than Solectron or Financeco, as the case may be), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.7(a).
provided that Section 5.1(b)(4) will have no effect during a Covenant Suspension Period.
     (c) This Section 5.1 shall not apply to a merger, consolidation, sale, assignment, transfer, conveyance or other disposition of assets between or among Solectron and any of its Restricted Subsidiaries or Financeco and any other Restricted Subsidiary of Solectron, so long as such transaction is not for the purpose of evading this provision and/or is not in connection with any other third-party transaction.
     (d) Financeco shall not incur Indebtedness unless (1) Solectron is a co-obligor or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to Solectron or a Restricted Subsidiary, used to acquire outstanding debt securities issued by

Solectron or a Restricted Subsidiary, or used to repay Indebtedness of Solectron or a Restricted Subsidiary as permitted under Section 4.7. Financeco shall not engage in any business not related directly or indirectly to obtaining money or arranging financing for Solectron or its Restricted Subsidiaries.
SECTION 5.2 Successor Corporation Substituted
          Upon any consolidation or merger or any sale, assignment, transfer, conveyance or other disposition of all or substantially all of the assets of Solectron and its Restricted Subsidiaries taken as a whole or Financeco, as the case may be, in accordance with the foregoing, the Person formed by or surviving any such consolidation or merger (if other than Solectron or Financeco), or to which such sale, assignment, transfer, conveyance or other disposition has been made shall succeed to and be substituted for, and may exercise every right and power of, Solectron or Financeco, as the case may be, under this Indenture with the same effect as if such successor corporation had been named therein as Solectron or Financeco, as the case may be, and Solectron or Financeco, as the case may be, shall be released from the obligations under the Notes and this Indenture, except with respect to any obligations that arise from, or are related to, such transaction.
ARTICLE VI
DEFAULTS AND REMEDIES
SECTION 6.1 Events of Default
          Each of the following is an “Event of Default”:
     (a) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes;
     (b) Financeco’s failure to pay all or any part of the principal of, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise;
     (c) failure by Financeco, Solectron or any of its other Restricted Subsidiaries to comply with Sections 4.7, 4.9, 4.12, 4.13 and 5.1 and such failure continues for 30 days after notice is given to Financeco or Solectron by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;
     (d) failure by Financeco, Solectron or any of its other Restricted Subsidiaries to comply with any other covenant or agreement in the Notes or in this Indenture (other than a failure that is subject to clauses (a), (b) or (c) above) and such failure continues for 60 days after notice is given to Financeco or Solectron by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other agreements in the Indenture;
     (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Financeco, Solectron or any of its other Restricted Subsidiaries (or the payment of which is guaranteed by Financeco, Solectron or any of its other Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default;

          (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
          (ii) results in the acceleration of such Indebtedness prior to its express maturity;
provided that, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50,000,000 or more (or, during a Covenant Suspension Period,, such amount aggregates to $100,000,000 or more);
     (f) failure by Solectron or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $50,000,000 (or, during a Covenant Suspension Period, judgments aggregating in excess of $100,000,000) other than amounts which a third party insurer has acknowledge as its exclusive liability, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;
     (g) Financeco, Solectron or any of its other Restricted Subsidiaries that would individually or collectively constitute a Significant Subsidiary:
          (i) commences a voluntary case under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (collectively, “Bankruptcy Laws”),
          (ii) consents to the entry of an order for relief against it in an involuntary case under any applicable Bankruptcy Law,
          (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,
          (iv) makes a general assignment for the benefit of its creditors, or
          (v) generally is not paying its debts as they become due; or
     (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
          (i) is for relief against Financeco, Solectron or any of its other Restricted Subsidiaries that would individually or collectively constitute a Significant Subsidiary;
          (ii) appoints a custodian of Financeco, Solectron or any of its other Restricted Subsidiaries that would individually or collectively constitute a Significant Subsidiary or for all or substantially all of the property of Financeco, Solectron or any of its other Restricted Subsidiaries that would individually or collectively constitute a Significant Subsidiary; or

          (iii) orders the liquidation of Financeco, Solectron or any or its other Restricted Subsidiaries that would individually or collectively constitute a Significant Subsidiary;
          and the order or decree remains unstayed and in effect for 60 consecutive days.
SECTION 6.2 Acceleration
     (a) If any Event of Default occurs (other than an Event of Default specified in clause (g) or (h) of Section 6.1 hereof) and is continuing, then the Trustee, upon request of the Holders of at least 25% in principal amount of the Notes then outstanding, or the Holders of at least 25% in principal amount of the Notes then outstanding may declare the principal of, premium and accrued interest, if any, on all the Senior Notes to be due and payable by notice in writing to Financeco or Solectron, and the Trustee specifying the respective Event of Default and that such notice is a “notice of acceleration” (the “Acceleration Notice”), and the same shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (g) or (h) of Section 6.1 hereof occurs with respect to Financeco, Solectron, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may on behalf of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.
     (b) If an Event of Default occurs on or after March 15, 2011, which is finally determined by a court of competent jurisdiction in a judgment which is no longer subject to appeal to have been by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Financeco or Solectron with the intention of avoiding payment of the premium that Financeco would have had to pay if Financeco or Solectron then had elected to redeem the Notes pursuant to Section 3.7 hereof, then, upon acceleration of the Notes, an equivalent premium shall then be due and payable, to the extent permitted by law, anything in the Indenture or in the Notes to the contrary notwithstanding. If an Event of Default occurs prior to March 15, 2011, which is finally determined by a court of competent jurisdiction in a judgment which is no longer subject to appeal to have been by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Financeco or Solectron with the intention of avoiding any prohibition on redemption of the Notes prior to March 15, 2011, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable, to the extent permitted by law, in an amount, for each of the years beginning on March 15 of the years set forth below, as set forth below (expressed as a percentage of the aggregate principal amount to the date of payment that would otherwise be due but for the provisions of this sentence):

Year	Percentage
2006	108.000%
2007	107.200%
2008	106.400%
2009	105.600%
2010	104.800%

SECTION 6.3 Other Remedies
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
          All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which judgment has been recovered.
SECTION 6.4 Waiver of Past Defaults
          Subject to Section 6.7 hereof, the Holders of at least a majority in principal amount of the outstanding Notes by written notice to Financeco and to the Trustee, may, on behalf of all Holders, waive any existing or past Default or Event of Default hereunder and its consequences under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, and Liquidated Damages, if any, or interest on the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related Payment Default that resulted from such acceleration.
          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right arising therefrom.
SECTION 6.5 Control by Majority
          Subject to Section 7.2, the Holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that
          (1) such direction shall not be in conflict with any rule of law or with this Indenture, and
          (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and
          (3) the Trustee need not take any action that might involve it in personal liability or be unjustly prejudicial to the Holders not consenting.

SECTION 6.6 Limitation on Suits
          No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
          (2) the Holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
          (3) such Holder or Holders have offered to the Trustee, and if requested, shall have provided, reasonably indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;
          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity (or if requested, receipt of indemnity) has failed to institute any such proceeding; and
          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the outstanding Notes, it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provisions of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.
SECTION 6.7 Rights of Holders of Notes to Receive Payment
          Notwithstanding any other provision of this Indenture, except as permitted by Section 9.2 hereof, the right of any Holder of a Note to receive payment of the principal of, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 6.8 Collection Suit by Trustee
          Each of Financeco and Solectron covenants that if:
          (1) default is made in the payment of interest (including Liquidated Damages, if any) on any Note when it becomes due and payable and such default continues for a period of 30 days, or
          (2) default is made in the payment of the principal of or premium, if any, on any Note at the Stated Maturity thereof,

Financeco or Solectron shall, upon demanded of the Trustee pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for principal and interest (including any Liquidated Damages), interest on any overdue principal and premium, and to the extent permitted by applicable law, interest upon overdue interest (including Liquidated Damages, if any) at a rate provided in Section 4.1 and such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
          If either Financeco or Solectron fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against Financeco, Solectron or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of Financeco, Solectron or any other obligor upon the Notes, wherever situated.
          If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
SECTION 6.9 Trustee May File Proofs of Claim
          In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to Financeco, Solectron or any other obligor upon the Notes or the property of Financeco, Solectron or of such other obligor or the creditors of either, the Trustee (irrespective of whether the principal or interest of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on Financeco or Solectron for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,
          (1) to file a proof of claim for the whole amount of principal, premium, if any, and interest owing and unpaid in respect of the Notes and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and to file such other papers or documents, in each of the foregoing cases, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and
          (2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7.
          Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or similar official.
SECTION 6.10 Priorities
          Any money or property collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the dates or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
          FIRST: To the payment of all amounts due the Trustee under Section 7.7;
          SECOND: To the payment of the amounts then due and unpaid for principal of, premium, if any, interest (including Liquidated Damages) on the Notes in respect of which or for the benefit of which such money or property has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal, premium, if any, and interest (including Liquidated Damages), if any, respectively;
          THIRD: To such other Person or Persons, if any, to the extent entitled thereto; and
          FOURTH: Any remaining amounts shall be repaid to Financeco or Solectron.
SECTION 6.11 Undertaking for Costs
          All parties to this Indenture agree, and each Holder by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.11 shall not apply to any suit instituted by Financeco or Solectron, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the outstanding Notes, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of, premium, if any, or interest on any Note on or after the respective Stated Maturity expressed in such Note (or, in the case of redemption or repurchase, on or after the redemption, date or repurchase date, as the case may be).

SECTION 6.12 Restoration of Rights and Remedies
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, Financeco, Solectron, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.
SECTION 6.13 Delay or Omission Not Waiver
          No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised form time to time, and as often as may be deemed expedient, by the Trustee or (subject to the limitations contained in this Indenture) by the Holders as the case may be.
ARTICLE VII
TRUSTEE
SECTION 7.1 Duties of Trustee
     (a) If an Event of Default of which the Trustee has knowledge has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
     (b) Except during the continuance of an Event of Default of which the Trustee has knowledge:
     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

     (ii) the Trustee shall not be liable for any error of judgment made in good faith by an Officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.
     (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1 and 7.2 hereof.
     (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
     (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with Financeco. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
SECTION 7.2 Rights of Trustee
     (a) In connection with the Trustee’s rights and duties under this Indenture, the Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
     (b) Before the Trustee acts or refrains from acting under this Indenture, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
     (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from Financeco shall be sufficient if signed by an Officer of Financeco.
     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

     (g) Except with respect to Section 4.1 hereof, the Trustee shall have no duty to inquire as to the performance of Financeco’s and Solectron’s covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(a), 6.1(b) and 4.1 hereof or (ii) any Default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or an officer in the corporate trust administration of the Trustee shall have obtained actual knowledge. Delivery of reports, information and documents to the Trustee under Section 4.3 hereof is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including Financeco’s or Solectron’s, as applicable, compliance with any of their covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).
     (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee may, in its discretion, make such further inquiry or investigation into such facts or matters as it may see fit.
SECTION 7.3 Individual Rights of Trustee
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Financeco or any Affiliate of Financeco with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as defined in the TIA) it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
SECTION 7.4 Trustee’s Disclaimer
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for Financeco’s use of the proceeds from the Notes or any money paid to Financeco or upon Financeco’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
SECTION 7.5 Notice of Defaults
          If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice in the manner and to the extent provided by Section 313(c) of the TIA of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

SECTION 7.6 Reports by Trustee to Holders of the Notes
          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c).
          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed by the Trustee to Financeco and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). Financeco shall promptly notify the Trustee when the Notes are listed on any stock exchange.
SECTION 7.7 Compensation and Indemnity
          Financeco shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. Financeco shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          Financeco shall indemnify the Trustee against any and all losses, liabilities or expenses (including reasonable attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against Financeco (including this Section 7.7) and defending itself against any claim (whether asserted by Financeco or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence, bad faith or willful misconduct. The Trustee shall notify Financeco promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify Financeco shall not relieve Financeco of its obligations hereunder. Financeco shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and Financeco shall pay the reasonable fees and expenses of such counsel. Financeco need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.
          The obligations of Financeco under this Section 7.7 shall survive the satisfaction and discharge of this Indenture.
          To secure Financeco’s payment obligations in this Section 7.7, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
          When the Trustee incurs expenses or renders services after an Event of Default specified in Sections 6.1(g) or 6.1(h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

          The Trustee shall comply with the provisions of TIA § 313(b)(2) to the extent applicable.
SECTION 7.8 Replacement of Trustee
          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.
          The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying Financeco. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and Financeco in writing. Financeco may remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.10 hereof;
     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (c) a Custodian or public officer takes charge of the Trustee or its property; or
     (d) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, Financeco shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by Financeco.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, Financeco, or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with Section 7.10 hereof, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Financeco. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.8, Financeco’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

SECTION 7.9 Successor Trustee by Merger, etc.
          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
SECTION 7.10 Eligibility; Disqualification
          There shall at all times be a Trustee hereunder that is a corporation or trust company (or a member of a bank holding company) organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has (or the bank holding company of which it is a member has) a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
          This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
SECTION 7.11 Preferential Collection of Claims Against Company
          The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.
ARTICLE VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
AND SATISFACTION AND DISCHARGE
SECTION 8.1 Option to Effect Legal Defeasance or Covenant Defeasance
          Financeco or Solectron may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.2 or 8.3 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.
SECTION 8.2 Legal Defeasance and Discharge
          Upon Financeco’s or Solectron’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, each of Financeco and Solectron, as applicable, shall, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes and Guarantee, as applicable, on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that Financeco and Solectron shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Guarantee), which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, such Guarantee and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.4 hereof, and as more fully set forth in Section 8.4, payments in respect of the principal of, premium, if any, and interest and Liquidated Damages, if any, on such Notes when such payments are due, (b) Financeco’s obligations with respect to such Notes under Sections 2.3, 2.4, 2.7, 2.10 and 4.2 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and Financeco’s obligations in connection therewith and (d) this Article VIII. Subject to compliance with this Article VIII, Financeco or Solectron may exercise its option under this Section 8.2 notwithstanding the prior exercise of its option under Section 8.3 hereof.
SECTION 8.3 Covenant Defeasance
          Upon Financeco’s or Solectron’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, Financeco, Solectron and Solectron’s other Restricted Subsidiaries shall be released from their respective obligations under Sections 4.2, 4.3, 4.5, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 4.20, 4.21 and Article V hereof, in each case on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Notes and the Guarantee shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, Financeco, Solectron and Solectron’s other Restricted Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon Financeco’s or Solectron’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the applicable conditions set forth in Section 8.4 hereof, (x) Sections 6.1(c) through 6.1(f) hereof shall not constitute Events of Default and (y) Sections 6.1(g) and 6.1(h) hereof shall not constitute an Event of Default to the extent they occur after the 91st day following the occurrence of Financeco’s or Solectron’s exercise of Covenant Defeasance; provided, however that for all other purposes as set forth herein, such Covenant Defeasance provisions shall be effective.
SECTION 8.4 Conditions to Legal or Covenant Defeasance
          The following shall be the conditions to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:
          In order to exercise either Legal Defeasance or Covenant Defeasance:
     (a) Financeco must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in amounts that will be sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and Liquidated Damages, if any, and interest on the outstanding Notes on the stated maturity thereof or on the applicable redemption date, as the case may be, and Financeco must specify whether the Notes are being defeased to maturity or to a particular redemption date;

     (b) in the case of an election under Section 8.2 hereof, Financeco must deliver to the Trustee an Opinion of Counsel confirming that (A) Financeco has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (c) in the case of an election under Section 8.3 hereof, Financeco must deliver to the Trustee an Opinion of Counsel confirming that Holders of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (d) in the case of an election under Section 8.2 or 8.3 hereof, (x) no Default or Event of Default shall have occurred and be continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit), and (y) in the case of an election under Section 8.2 hereof, no Event of Default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter;
     (e) such Legal Defeasance or Covenant Defeasance shall not result in breach or violation of, or constitute a default under any material agreement or instrument (other than as permitted in Section 8.4(d)) to which Financeco, Solectron or any of its other Restricted Subsidiaries is a party or by which Financeco, Solectron or any of its other Restricted Subsidiaries is bound;
     (f) Financeco or Solectron must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by Financeco or Solectron with the intent of preferring the Holders over the other creditors of Financeco or Solectron with the intent of defeating, hindering, delaying or defrauding creditors of Solectron or others; and
     (g) Financeco or Solectron must deliver to the Trustee (i) an Officers’ Certificate stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance provided for in Sections 8.4(a) – (f) hereof, as applicable, have been complied with, and (ii) an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) stating that all conditions precedent provided for in clauses (a) (with respect to the validity and perfection of the security interest), (b) or (c), as applicable, and, to the knowledge of such counsel, (e) of this paragraph, have been complied with.

SECTION 8.5	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions
          Subject to Section 8.6 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.5, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including Financeco or Solectron acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest (and Liquidated Damages, if any), but such money need not be segregated from other funds except to the extent required by law.
          Financeco shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable. Government Securities deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof, other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to Financeco from time to time upon the request of Financeco any money or non-callable Government Securities held by it as provided in Section 8.4 hereof which, in the opinion of a firm of independent public accountants nationally recognized in the United States expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
SECTION 8.6 Repayment to Financeco
          Any money deposited with the Trustee or any Paying Agent, or then held by Financeco or Solectron, in trust for the payment of the principal of, premium, if any, Liquidated Damages, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, Liquidated Damages, if any, or interest has become due and payable shall be paid to Financeco on its written request or (if then held by Financeco or Solectron) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to Financeco or Solectron for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of Financeco or Solectron as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of Financeco cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to Financeco.
SECTION 8.7 Reinstatement
          If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order directing the repayment of the deposited money to Financeco or otherwise making the deposit unavailable to make payments under the Notes when due, or if any court enters an order avoiding the deposit of money with the Trustee or Paying Agent or otherwise requires the payment of the money so deposited to Financeco or to a fund for the benefit of its creditors, then (so long as the insufficiency exists or the order remains in effect) Financeco’s, Solectron’s and Solectron’s other Restricted Subsidiaries’ obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.3 or 8.4 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.3 or 8.4 hereof, as the case may be; provided, however, that, if Financeco or Solectron makes any payment of principal of, premium, if any, Liquidated Damages, if any, or interest on any Note following the reinstatement of its obligations, Financeco or Solectron, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

SECTION 8.8 SATISFACTION AND DISCHARGE
          This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Notes or with respect to the payment of the premium amount pursuant to Section 6.2(b) if and when a court of competent jurisdiction renders such a decision) as to all outstanding Notes when either:
          (a) All outstanding Notes, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to Financeco, have been delivered to the Trustee for cancellation; or
          (b) (1) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Financeco or Solectron has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;
                    (2) Financeco or Solectron shall have delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be;
                    (3) such deposit does and will not result in a breach or violation of, or constitute a Default under this Indenture or a default under any other material agreement or instrument to which Financeco, Solectron or Solectron’s other Restricted Subsidiaries are a party or are otherwise bound;
                    (4) Financeco or Solectron shall have paid all other amounts payable by Financeco or Solectron under this Indenture;
                    (5) Each of Financeco and Solectron shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by Financeco or Solectron with intent to hinder, delay, or defraud any other of Solectron’s creditors; and
                    (6) Financeco or Solectron shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, which opinion can be subject to customary qualifications, confirming the satisfaction of the conditions in clause (3) above.
ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 9.1 Without Consent of Holders of Notes
          Notwithstanding Section 9.2 hereof, Financeco, Solectron and the Trustee may amend or supplement this Indenture, the Notes or any Guarantee, without the consent of any Holder of a Note:

     (a) to cure any ambiguity, defect or inconsistency;
     (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;
     (c) to provide for the assumption of Financeco’s or Solectron’s obligations to the Holders and the Guarantee by a successor to Financeco or Solectron pursuant to Article V hereof;
     (d) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the rights hereunder of any Holder;
     (e) to comply with requirements of the Commission in order to qualify or maintain the qualification of this Indenture under the TIA;
     (f) to add guarantors to the Notes or to add collateral securing the Notes pursuant to the terms hereof;
     (g) to make any change to Article XI that would limit or terminate benefits available to any holder of Senior Debt; or
     (h) to conform the text of this Indenture or the Notes to any provision under the caption “Description of the Notes” in the Offering Memorandum to the extent that such provision therein is inconsistent with the corresponding provision of this Indenture or the Notes.
Notwithstanding the foregoing, no amendment to the subordination provisions of this Indenture may adversely affect the rights of any holders of Senior Debt then outstanding without the consent of such holder of Senior Debt (or any group or representative thereof authorized to give such consent).
          Upon the request of Financeco accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with Financeco and Solectron in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.
SECTION 9.2 With Consent of Holders of Notes
          Except as expressly stated otherwise in this Section 9.2, and subject to Sections 6.4 and 6.7 hereof, Financeco, Solectron and the Trustee may amend or supplement this Indenture, the Notes and the Guarantees, with the consent of the Holders of a majority in aggregate principal amount of the Notes (including, without limitation, the Additional Notes, if any, voting as a single class) then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and, subject to Sections 6.4 and 6.7 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a Payment Default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Any such consent shall be delivered to the Trustee.
          However, without the consent of each Holder affected, an amendment or waiver under this Section 9.2 may not (with respect to any Notes held by a non-consenting Holder):
     (a) reduce the percentage in principal amount of Notes outstanding whose Holders must consent to an amendment, supplement or waiver provided for in this Indenture;
     (b) reduce the principal of or change the Stated Maturity of any Note or alter the provisions with respect to the redemption of Notes (other than provisions related to Sections 4.12 and 4.13 hereof);
     (c) reduce the rate of or change the time for payment of interest on any Notes;
     (d) waive a Default or an Event of Default in the payment of, principal of, or interest or premium, if any on the Notes (except a rescission of acceleration of the Notes by the Holders of a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);
     (e) make any Note payable in money other than that stated in the Notes;
     (f) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of, principal of, or interest or premium, if any, on the Notes;
     (g) release Solectron’s guarantee of the Notes;
     (h) waive a redemption payment with respect to any Note (other than a payment required by Section 4.12 or 4.13); or
     (i) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.
          Notwithstanding the foregoing, no amendment to the subordination provisions of this Indenture may adversely affect the rights of any holders of Senior Debt then outstanding without the consent of the holders of such Senior Debt (or any group or representative thereof authorized to give such consent).
          In connection with any amendment, supplement or waiver under this Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder’s consent to such amendment, supplement or waiver in accordance with Section 4.21.
          Upon the request of Financeco accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with Financeco in the execution of such amended or supplemental

Indenture unless such amended or supplemental Indenture adversely affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.
          It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
          After an amendment, supplement or waiver under this Section 9.2 becomes effective, Financeco shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of Financeco to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver.
SECTION 9.3 Compliance with Trust Indenture Act
          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental Indenture that complies with the TIA as then in effect.
SECTION 9.4 Revocation and Effect of Consents
          Until an amendment, supplement or waiver becomes effective (as determined by Financeco and which may be prior to any such amendment, supplement or waiver becoming operative), a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same Indebtedness as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective (as determined by Financeco), which may be prior to any such amendment, supplement or waiver becoming operative.
          Financeco may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by Financeco notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.
          After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of clauses (a) through (i) of Section 9.2 hereof, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest (and Liquidated Damages, if any) on a Note, on or after the respective dates set for such amounts to become due and payable expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates.

SECTION 9.5 Notation on or Exchange of Notes
          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. Financeco in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.
          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.6 Trustee to Sign Amendments, etc.
          The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In executing any amended or supplemental Indenture, the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental Indenture is authorized or permitted by this Indenture.
ARTICLE X
GUARANTEES
SECTION 10.1 Guarantees
          Subject to the provisions of this Article X and Article XI hereof Solectron hereby fully, unconditionally and irrevocably guarantees to each Holder of the Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, regardless of the validity, regularity and enforceability of this Indenture, the Notes or the obligations of Financeco under this Indenture or the Notes, that: (i) the principal of, premium, if any, and interest and Liquidated Damages, if any, and Additional Amounts due pursuant to Section 4.22, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and interest on overdue principal, premium, if any, Liquidated Damages, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of Financeco to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control, upon an Asset Sale Offer or otherwise (collectively, the “Guarantee Obligations”).
          Subject to the provisions of this Article X and Article XI hereof, Solectron hereby agrees that its Guarantee hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any thereof, the entry of any judgment against Financeco, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Solectron.

          Solectron hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Financeco, any right to require a proceeding first against Financeco, protest, notice and all demands whatsoever and covenants that the Guarantee made pursuant to this Indenture will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
          If any Holder or the Trustee is required by any court or otherwise to return to any of Solectron or Financeco, or any trustee, Custodian or liquidator or similar official acting in relation to any of Solectron or Financeco, any amount paid by Financeco or Solectron to the Trustee or such Holder, the Guarantee made pursuant to this Indenture, to the extent theretofore discharged, shall be reinstated in full force and effect.
          Solectron shall be subrogated to all rights of the Holders against Financeco in respect of any amounts paid by Solectron on account of the Notes pursuant to the provisions of the Guarantee of this Indenture; PROVIDED HOWEVER, that Solectron shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest, if any, on all Notes hereunder shall have been paid in full. Solectron further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand: (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Guarantee made pursuant to this Indenture, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guarantee Obligations, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such Guarantee Obligations (whether or not due and payable) shall forthwith become due and payable by Solectron for the purpose of the Guarantee made pursuant to this Indenture.
          If an Event of Default specified in clause (a) or (b) of Section 6.1 occurs, a Holder of Notes may institute legal proceedings directly against Solectron to enforce the Guarantee without first proceeding against Financeco.
          The Guarantee shall constitute a guarantee of payment and not collection.
SECTION 10.2 Execution and Delivery of Guarantee
          To evidence the Guarantee set forth in Section 10.1 hereof, Solectron agrees that a notation of the Guarantee substantially in the form included in Exhibit A hereto shall be endorsed by an officer of Solectron on each Note authenticated and delivered by the Trustee.
          Notwithstanding the foregoing, Solectron agrees that the Guarantee set forth in this Article X shall remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Guarantee.
          If an Officer whose facsimile signature is on a Note or a notation of Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee are endorsed, the Guarantee shall be valid nevertheless.
          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of Solectron.

SECTION 10.3 Release of Guarantors
          Notwithstanding anything in this Article X to the contrary, concurrently with the payment or performance in full of (i) all amounts due and owing on Notes of a particular series and (ii) all other obligations of Financeco under this Indenture with respect to such Notes, Solectron shall be released from and relieved from its obligations under this Article X with respect to such series of Notes. Upon the delivery by Financeco to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of such Guarantee, with respect to such series of Notes, was made by Financeco in accordance with the provisions of this Indenture and such series of Notes, the Trustee shall execute any documents reasonably requested by Solectron, which documents may consist of those documents executed by the Trustee under Article VIII in connection with the satisfaction and discharge of this Indenture or a defeasance, in order to evidence the release of Solectron from its obligations under such Guarantee. If any of the obligations of Financeco are revived and reinstated after the termination of such Guarantee (including any obligations under Section 2.4), or if any payments by Financeco are avoided or recovered pursuant to any proceeding under any Bankruptcy Law, then all of the obligations of Solectron under such Guarantee shall be revived and reinstated as if such Guarantee had not been terminated until such time as all the amounts due and owing on all such series of Notes are paid in full, and Financeco shall enter into an amendment to the Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.
SECTION 10.4 Subordination of guarantees
          The obligations of Solectron, under its Guarantee pursuant to this Article X is subordinated in right of payment to the prior payment in full in cash of all Senior Debt of Solectron on the same basis as the Notes are subordinated to Senior Debt of Financeco as provided for in Article XI hereof. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by Solectron only at such times as they may receive and/or retain payments in respect of Notes pursuant to this Indenture, including as set forth in Article XI hereof. In the event that the Trustee or the Holders receive any payment from Solectron at a time when such payment is prohibited by the foregoing sentence, such payment shall be held in trust for the benefit of, and immediately paid over and delivered to, the holders of the Senior Debt of Solectron remaining unpaid, to the extent necessary to pay in full in cash all such Senior Debt and to cash collateralize any letters of credit issued under the Credit Agreement that remain effective.
ARTICLE XI
SUBORDINATION
SECTION 11.1 Notes Subordinated to Senior Debt
          Financeco, Solectron and each Holder by its acceptance of Notes, agree that (a) the payment of any Obligation in respect of the Notes, including the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the Notes and (b) any other payment in respect of the Notes, including on account of the acquisition or redemption of the Notes by Financeco and Solectron (including, without limitation, pursuant to Sections 4.12 and 4.13 hereof) is subordinated, to the extent and in the manner provided in this Article XI, to the prior payment in full in cash of all Senior Debt of Financeco and the termination or cash collateralization of all letters of credit issued under the Credit Agreements and that these subordination provisions are for the benefit of the holders of Senior Debt.

          This Article XI shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt and such holders are made obligees hereunder and any one or more of them may enforce such provisions.
SECTION 11.2 No Payment on Notes in Certain Circumstances
     (a) Neither Financeco nor Solectron may make payment (by set-off or otherwise) to the Holders of the Notes on account of any Obligation in respect of the Notes, including, without limitation, the principal of, premium, if any, or interest (or Liquidated Damages, if any) on the Notes, or on account of the redemption provisions of the Notes (including any repurchases of Notes), for cash or property (other than Junior Securities): (i) upon the maturity of Financeco’s Senior Debt or Solectron’s Senior Debt by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest and other amounts on such Senior Debt are first paid in full in cash and, in the case of Senior Debt under the Credit Agreements, all letters of credit issued under the Credit Agreements shall either have been terminated or cash collateralized in accordance with the terms thereof; or (ii) in the event of default in the payment of any principal of, premium, if any, or interest or other amounts on Financeco’s Senior Debt or Solectron’s Senior Debt, as applicable, when such Senior Debt becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a “Senior Debt Payment Default”), unless and until such Senior Debt Payment Default has been cured or waived or otherwise has ceased to exist or such Senior Debt has been paid in full in cash.
     (b) Upon (i) the happening of an event of default other than a Senior Debt Payment Default that permits the holders of any Senior Debt to declare such Senior Debt to be due and payable and (ii) written notice of such event of default delivered to Financeco and the Trustee by the representative under a Credit Agreement or the holders of an aggregate of at least $5.0 million principal amount outstanding of any other Senior Debt or their representatives (a “Payment Blockage Notice”), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on behalf of Financeco or Solectron, in each case, which is an obligor or guarantor under such Senior Debt, to the Holders of the Notes on account of any Obligation in respect of the Notes, including the principal of, premium, if any, or interest (or Liquidated Damages) on the Notes, (including any repurchases of any of the Notes), or on account of the redemption provisions of the Notes, in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Blockage Notice is delivered as set forth above (the “Payment Blockage Period”) (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, Financeco shall and Solectron shall be required to pay all sums not previously paid to the Holders of the Notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Notes and the Guarantee.
          Any number of Payment Blockage Notices may be given; provided, however, that: (i) not more than one Payment Blockage Notice shall be given within a period of any 360 consecutive days, and (ii) no non-Senior Debt Payment Default that existed upon the date of such Payment Blockage Notice or the commencement of such Payment Blockage Period shall be made the basis for the commencement of any other Payment Blockage Period unless such default shall have been cured or waived for a period of not less than 90 days (for purposes of this provision, any subsequent action, or any subsequent breach of any financial covenant for a period commencing after the expiration of such Payment Blockage Period that, in either case, would give rise to a new event of default, even though it is an event that would also have been a separate breach pursuant to any provision under which a prior event of default previously existed, shall constitute a new event of default for this purpose).
     (c) In furtherance of the provisions of Section 11.1 hereof, in the event that, notwithstanding the foregoing provisions of this Section 11.2 or Section 11.3 hereof, any payment or distribution of assets of Financeco or Solectron (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions of this Section 11.2, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be immediately paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full in cash after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

SECTION 11.3 Notes Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization
          Upon any distribution of assets of Financeco or Solectron upon any dissolution, winding up, total or partial liquidation or reorganization of Financeco or Solectron, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities:
     (a) the holders of all of Financeco’s Senior Debt or Solectron’s Senior Debt, as applicable, will first be entitled to receive payment in full in cash and all letters of credit issued under the Credit Agreement will either have been terminated or cash collateralized in accordance with the terms thereof before the Holders are entitled to receive any payment (other than in the form of Junior Securities) on account of any Obligation in respect of the Notes, including the principal of, premium, if any, and interest (or Liquidated Damages) on the Notes; and
     (b) any payment or distribution of Financeco’s or Solectron’s assets of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in this Indenture, will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full in cash on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.
SECTION 11.4 Holders to Be Subrogated to Rights of Holders of Senior Debt
          Subject to the termination or cash collateralization of all letters of credit issued under the Credit Agreements and the payment in full in cash of all Senior Debt of Financeco or Solectron as provided herein, the Holders of Notes shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of assets of Financeco or Solectron applicable to the Senior Debt until all amounts owing on the Notes shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such

Senior Debt by or on behalf of Financeco or Solectron or by or on behalf of the Holders by virtue of this Article XI, which otherwise would have been made to the Holders shall, as between Financeco or Solectron and the Holders, be deemed to be payment by Financeco or Solectron or on account of such Senior Debt, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Debt, on the other hand.
SECTION 11.5 Relative Rights
          This Article XI defines the relative rights of Holders and holders of Senior Debt. Nothing in this Indenture shall: (1) impair, as between Financeco and Holders, the obligation of Financeco, the obligation of Solectron or the obligation of Solectron, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on or (if applicable, Liquidated Damages on) the Notes in accordance with their terms; (2) affect the relative rights of Holders and creditors of Financeco or Solectron other than their rights in relation to holders of Senior Debt; or (3) prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders.

SECTION 11.6	Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice
          The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until an officer in the Corporate Trust Office of the Trustee or any Paying Agent shall have received, no later than three Business Days prior to such payment written notice thereof from Financeco or Solectron or from one or more holders of Senior Debt or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2 hereof, shall be entitled in all respects conclusively to assume that no such fact exists.
          Notwithstanding anything to the contrary in this Article XI or elsewhere in this Indenture or in the Notes, upon any distribution of assets of Financeco and Solectron referred to in this Article XI, the Trustee, subject to the provisions of Sections 7.1 and 7.2 hereof, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of Financeco or Solectron, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XI.
SECTION 11.7 Application by Trustee of Assets Deposited with it
          Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII hereof shall be for the sole benefit of Holders and, to the extent the making of such deposit by Financeco or Solectron shall (i) not be in contravention of any term or provision of the Credit Agreements when made and (ii) be allocated for the payment of the Notes, shall not be subject to the subordination provisions of this Article XI. Otherwise, any deposit of assets with the Trustee or the Agent (whether or not in trust) for the payment of principal of or interest on any Notes shall be subject to the provisions of Sections 11.1, 11.2, 11.3 and 11.4 hereof; provided, that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including without limitation, the payment of either principal of or interest on any Note) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

SECTION 11.8 Subordination Rights Not Impaired by Acts or Omissions of Financeco, Solectron or Holders of Senior Debt
          No right of any present or future holders of any Senior Debt to enforce the subordination provisions contained in this Article XI shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Financeco or Solectron or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by Financeco or Solectron with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Debt may extend, renew, modify or amend the terms of the Senior Debt or any security therefor and release, sell or exchange such security and otherwise deal freely with Financeco and Solectron, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders. The subordination provisions contained in this Indenture are for the benefit of the holders from time to time of Senior Debt and may not be rescinded, cancelled, amended or modified in any way other than any amendment or modification that is consented to by each holder of Senior Debt that would be adversely affected thereby. The subordination provisions hereof shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any holder of the Senior Debt upon the insolvency, bankruptcy, or reorganization of Financeco, Solectron, or otherwise, all as though such payment has not been made.
SECTION 11.9 Holders Authorize Trustee to Effectuate Subordination of Notes
          Each Holder of the Notes by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XI and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of Financeco or Solectron (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of assets and liabilities of Financeco or Solectron), the immediate filing of a claim for the unpaid balance of his Notes in the form required in said proceedings and cause said claim to be approved. In the event of any liquidation or reorganization of Financeco or Solectron in bankruptcy, insolvency, receivership or similar proceeding, if the Holders of the Notes (or the Trustee on their behalf) have not filed any claim, proof of claim, or other instrument of similar character necessary to enforce the obligations of Financeco or Solectron in respect of the Notes at least thirty (30) days before the expiration of the time to file the same, then in such event, but only in such event, the holders of the Senior Debt or a representative on their behalf may, as an attorney-in-fact for such Holders, file any claim, proof of claim, or other instrument of similar character on behalf of such Holders. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Debt or their representative to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Debt or their representative to vote in respect of the claim of any Holder in any such proceeding.
SECTION 11.10 Right of Trustee to Hold Senior Debt
          The Trustee shall be entitled to all of the rights set forth in this Article XI in respect of any Senior Debt at any time held by it to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.
          Nothing in this Article XI shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7 hereof.
SECTION 11.11 Article XI Not to Prevent Events of Default
          The failure to make a payment on account of principal of, premium, if any, or interest (or Liquidated Damages, if any) on the Notes by reason of any provision of this Article XI shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the Notes.
SECTION 11.12 No Fiduciary Duty of Trustee to Holders of Senior Debt
          The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to the Holders of Notes or Financeco, Solectron or any other Person, cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article XI or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article XI and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee. Nothing in this Section 11.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Debt or their representative. In the event of any conflict between the fiduciary duty of the Trustee to the Holders of Notes and to the holders of Senior Debt, the Trustee is expressly authorized to resolve such conflict in favor of the Holders.
ARTICLE XII
MISCELLANEOUS
SECTION 12.1 Trust Indenture Act Controls
          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by the TIA, the imposed duties shall control.
SECTION 12.2 Notices
          Any notice or communication by Financeco, Solectron or the Trustee to the other is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to Solectron:
Solectron Corporation
847 Gibraltar Drive
Milpitas, CA 95035
Attention: Chief Financial Officer
If to Financeco:
Solectron Global Finance LTD
c/o Solectron Corporation
847 Gibraltar Drive
Milpitas, CA 95035
Attention: Chief Financial Officer
with copies in either case
(which shall not constitute
notice) to:
Wilson Sonsini Goodrich & Rosati, Professional Corporation
650 Page Mill Road
Palo Alto, CA 94304
Attention: Daniel Weiser, Esq.
If to the Trustee:
U.S. Bank National Association
633 West Fifth Street, 24th Floor
Los Angeles, CA 90071
Attention: Corporate Trust Services (Solectron 8% Senior Subordinated
Notes due 2016)
          Financeco, Solectron or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: (i) at the time delivered by hand, if personally delivered; (ii) when answered back, if telexed; (iii) when receipt acknowledged, if telecopied; and (iv) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.
          Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If Financeco or Solectron mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
SECTION 12.3 Communication by Holders of Notes with Other Holders of Notes
          Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. Financeco, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
SECTION 12.4 Certificate and Opinion as to Conditions Precedent
          Upon any request or application by Financeco to the Trustee to take any action under this Indenture, Financeco shall furnish to the Trustee:
     (a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
     (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
SECTION 12.5 Statements Required in Certificate or Opinion
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:
     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers’ Certificate or certificate of public officials.
SECTION 12.6 Rules by Trustee and Agents
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 12.7	No Personal Liability of Directors, Officers, Employees and Stockholders
          No director, officer, employee, incorporator or stockholder of Financeco or Solectron, as such, shall have any liability for any obligations of Financeco or Solectron under the Notes, the Guarantee, or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
SECTION 12.8 Governing Law
          THIS INDENTURE, THE NOTES AND THE GUARANTEE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 12.9	Submission to Jurisdiction; Appointment of Agent For Service of Process; Waiver of Immunities
          Each Financeco and Solectron hereby appoints CT Corporation System acting through its office at 111 Eighth Avenue, New York, New York 10011 as its authorized agent (the “Authorized Agent”) upon which process may be served in any legal action or proceeding against it with respect to its obligations under this Indenture or the Notes or any Guarantee, as the case may be, instituted in any U.S. federal or state court in the Borough of Manhattan, The City of New York by the Holder of any Note and agrees that service of process upon such Authorized Agent, together with written notice of said service to Financeco or Solectron, as applicable, by the person serving the same, addressed as provided in Section 12.2, shall be deemed in every respect effective service of process upon Financeco or Solectron, as applicable, in any such legal action or proceeding, and Financeco and Solectron hereby irrevocably submits to the non-exclusive jurisdiction of any such court (assuming it is a court of competent jurisdiction) in respect of any such legal action or proceeding, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding or that such court is an inconvenient forum. Such appointment shall be irrevocable until all Obligations due and to become due on or in respect of all the Notes issued under this Indenture have been paid by Financeco and Solectron, as the case may be, to the Trustee pursuant to the terms hereof and the Notes and the Guarantee. Notwithstanding the foregoing, Financeco and Solectron reserves the right to appoint another Person located or with an office in the Borough of Manhattan, The City of New York, selected in its discretion, as a successor Authorized Agent, and upon acceptance of such appointment by such a successor the appointment of the prior Authorized Agent shall terminate. If for any reason CT Corporation System ceases to be able to act as the Authorized Agent or to have an address in the Borough of Manhattan, The City of New York, Financeco and Solectron shall appoint a successor Authorized Agent in accordance with the preceding sentence. Financeco and Solectron further agrees to take any and all action, including the filing of any and all documents and instruments as may be necessary to continue such designation and appointment of such agent in full force and effect until this Indenture has been satisfied and discharged in accordance with Article VIII hereof. Service of process upon the Authorized Agent addressed to it at the address set forth above, as such address may be changed within the Borough of Manhattan, The City of New York by notice given by the Authorized Agent to the Trustee, together with written notice of such service mailed or delivered to Financeco and Solectron shall be deemed, in every respect, effective service of process on Financeco and Solectron, respectively.

          To the extent that Financeco and Solectron has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, Financeco and Solectron hereby irrevocably waive such immunity in respect of its Obligations under this Indenture, the Notes and the Guarantee, to the extent permitted by law.
SECTION 12.10 No Adverse Interpretation of Other Agreements
          This Indenture may not be used to interpret any other indenture, loan or debt agreement of Financeco, Solectron or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 12.11 Successors
          All agreements of Financeco and Solectron in this Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.
SECTION 12.12 Severability
          In case any one or more of the provisions of this Indenture or in the Notes or in the Guarantee shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.
SECTION 12.13 Counterpart Originals
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
SECTION 12.14 Table of Contents, Headings, Etc.
          The Table of Contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
[Signatures on following page]

SIGNATURES
          IN WITNESS WHEREOF, the parties hereto have executed this Indenture as of the date first written above.

SOLECTRON GLOBAL FINANCE LTD, as Issuer:
By:	/s/ Perry G. Hayes
	Name:	Perry G. Hayes
	Title:	Director

SOLECTRON CORPORATION, as Guarantor:
By:	/s/ Perry G. Hayes
	Name:	Perry G. Hayes
	Title:	Senior Vice President, Treasurer and Investor Relations

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Paula Oswald
	Name:	Paula Oswald
	Title:	Vice President

EXHIBIT A
FORM OF FACE OF NOTE
[THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF FINANCECO.]1
[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO FINANCECO OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]2
[THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF FINANCECO THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR

[1]	To be included only on Global Notes deposited with DTC as Depositary.

[2]	To be included only on Global Notes deposited with DTC as Depositary.

OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO FINANCECO IF FINANCECO SO REQUESTS), (2) TO FINANCECO, SOLECTRON OR ANY SUBSIDIARY THEREOF OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.]3
[THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.]4

[3]	To be included only on Transfer Restricted Notes.

[4]	To be included only on Reg S Temporary Global Notes.

SOLECTRON GLOBAL FINANCE LTD
8.00% [SERIES A] [SERIES B]5 SENIOR SUBORDINATED NOTE
DUE 2016
CUSIP:

No.	$
          Solectron Global Finance LTD, an exempted company with limited liability under the laws of the Cayman Islands (hereinafter called “Financeco” which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to                     , or registered assigns, the principal sum of                      Dollars, on March 15, 2016.
          Interest Payment Dates: March 15 and September 15 commencing on September 15, 2016.
          Record Dates: March 1 and September 1.
          Reference is made to the further provisions of this Note on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

[5]	Series A should be replaced with Series B in the Exchange Notes.

          IN WITNESS WHEREOF, Financeco has caused this instrument to be duly executed.

SOLECTRON GLOBAL FINANCE LTD an exempted company with limited liability under the laws of the Cayman Islands
By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes described in the within-mentioned Indenture.
U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

Dated: _______________

(Back of Note)
8.00% [Series A] [Series B]6 Senior Subordinated Notes due 2016
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
     1. Interest. Solectron Global Finance LTD, an exempted company with limited liability under the laws of the Cayman Islands (“Financeco”), promises to pay interest on the principal amount of this Note at 8.00% per annum from the Issue Date until maturity and shall pay the Liquidated Damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. Financeco will pay interest and Liquidated Damages, if any, semi-annually on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). The first Interest Payment Date shall be September 15, 2006. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a Record Date (defined below) referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date. Financeco shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate then in effect; it shall pay interest (including Accrued Bankruptcy Interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     2. Method of Payment. Financeco will pay interest on the Notes (except defaulted interest) and Liquidated Damages, if any, to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Interest Payment Date (each a “Record Date”), even if such Notes are cancelled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture (as defined below) with respect to defaulted interest. The Notes will be payable as to principal, interest, premium, if any, and Liquidated Damages, if any, at the office or agency of the Paying Agent and Registrar maintained within the City and State of New York for such purpose, or, at the option of Financeco, payment of principal, premium, if any, interest and Liquidated Damages, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided, that payment by wire transfer of immediately available funds to an account within the United States will be required with respect to principal of and interest, premium, if any, and Liquidated Damages, if any, on all Global Notes. Financeco will pay all principal, interest and premium, if any, on any other Holder’s Notes via wire transfer if such Holder shall have furnished wire transfer instructions in writing to Financeco in accordance with those instructions and no later than 15 days prior to the relevant payment date. Payment on the Notes shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
     3. Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. Financeco may change any

[6]	Series A should be replaced with Series B in the Exchange Notes.

Paying Agent or Registrar without notice to any Holder. Financeco or Solectron (defined below) or any of Solectron’s subsidiaries may act in any such capacity.
     4. Indenture. Financeco issued the Notes under an Indenture, dated as of the Issue Date (“Indenture”), by and among Financeco, Solectron Corporation, a Delaware corporation (“Solectron”) and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code §§ 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.
     5. Optional Redemption.
     (a) At any time prior to March 15, 2009, Financeco or Solectron may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 108% of the principal amount, plus accrued and unpaid interest, to, but not including, the redemption date, with cash in an amount not in excess of the Net Cash Proceeds of one or more Qualified Equity Offerings; provided that:
          (A) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Financeco or Solectron and its Subsidiaries); and
          (B) the redemption occurs within 90 days of the date of the closing of such Qualified Equity Offering.
     (b) On or after March 15, 2011, Financeco or Solectron may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest on the Notes redeemed, to, but not including, the applicable redemption date, if redeemed during the twelve-month period beginning on March 15th of the years indicated below:

Year	Percentage
2011	104.000%
2012	102.667%
2013	101.333%
2014 and thereafter	100.000%
     (c) In addition, at any time prior to March 15, 2011, Financeco or Solectron may, at their option, redeem the Notes, in whole or in part, from time to time, upon not less than 30 nor more than 60 days’ notice at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes so redeemed, plus accrued and unpaid interest, and (2) the Make-Whole Premium, plus, to the extent not included in the Make-Whole Premium, accrued and unpaid interest to, but not including, the date of redemption.
     (d) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.1 through Section 3.6 of the Indenture.
     6. Mandatory Redemption. There shall be no mandatory sinking fund payments with respect to the Notes. Except as set forth in Sections 4.12 and 4.13 of the Indenture, neither

Financeco nor Solectron shall be required to make mandatory redemption payments with respect to, or offer to purchase, the Notes.
     7. Optional Tax Redemption.
          (a) Financeco or Solectron may, at their option, redeem in whole, but not in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption if, as a result of:
          (i) any change in or amendment to the laws or treaties (or any regulations or ruling promulgated thereunder) or a Relevant Jurisdiction affecting taxation; or
          (ii) any change in the existing official position regarding the application or interpretation of such laws, regulations or rulings (including a holding, judgment, or order by a court of competent jurisdiction), which change, amendment, application or interpretation is proposed or announced on or after Issue Date, with respect to any payment due or to become due under the Notes or the Indenture, Financeco or Solectron, as the case may be, is or would be required on the next succeeding interest payment date to pay Additional Amounts on the Notes or the Guarantee and the payment of such Additional Amounts cannot be avoided by the use of any reasonable measures available to Financeco or Solectron, including making payments directly by Solectron under the Guarantee.
          (b) No such notice of redemption shall be given earlier than 90 days prior to the earliest date on which Financeco or Solectron would be obligated to pay such Additional Amounts were a payment in respect of the Notes or the Guarantee then due.
          (c) Prior to the publication of any notice of redemption pursuant to Sections 3.3 and 3.9(b) of the Indenture, Financeco shall deliver to the Trustee (1) an opinion of tax counsel of recognized standing and expertise in the tax law of the applicable Relevant Jurisdiction, reasonably acceptable to the Trustee, to the effect that the circumstances set forth in Section 3.9(a) of the Indenture exist and (2) an Officers’ Certificate from Financeco stating that the payment of Additional Amounts cannot be avoided by the use of any reasonable measures available to Financeco or Solectron, including making payments directly by Solectron under the Guarantee. The notice, once delivered by Financeco to the Trustee, shall be irrevocable.
          (d) Any redemption of under this paragraph 7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.
     8. Offers to Purchase.
          (a) Change of Control. Subject to certain exceptions set forth in the Indenture, in the event that a Change of Control has occurred, each Holder will have the right to require Financeco to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of that Holder’s Notes pursuant to a offer on the terms set forth in the Indenture (“Change of Control Offer”). In the Change of Control Offer, Financeco shall offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the notes repurchased, to, but not including, the Change of Control Payment Date. Within 20 Business Days following Financeco becoming aware of a Change of Control, Financeco shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to Sections 3.1 through 3.6 and Section 4.13 of the Indenture and described in such notice.
          (b) Asset Sale. Solectron shall not, and shall not permit any of its Restricted Subsidiaries, to consummate an Asset Sale, unless:
               (1) Solectron (or a Restricted Subsidiary) receives consideration from the Asset Sale, which, at the time of the Asset Sale, is at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;
               (2) if such Asset Sale, or any series of related Asset Sales, is for assets with a fair market value in excess of $50,000,000, the fair market value is determined by Solectron’s or Financeco’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the trustee; and
               (3) at least 75% of the consideration received in the Asset Sale by Solectron or such Restricted Subsidiary consists of cash, Cash Equivalents or Replacement Assets. For purposes of this Section 8(b)(3), each of the following will be deemed to be cash:
     (A) any liabilities (other than contingent liabilities and liabilities that are by their terms subordinated to the notes), as shown on Solectron’s most recent Consolidated balance sheet, of Solectron or any Restricted Subsidiary that are assumed by the transferee of any such assets pursuant to an agreement that expressly releases or indemnifies Solectron or such Restricted Subsidiary from further liability;
     (B) securities, assets or property that within 90 days of such Asset Sale is converted, sold or exchanged by Solectron or such Restricted Subsidiary into cash, Cash Equivalents or Replacement Assets; provided that any such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received; and
     (C) Indebtedness of any Restricted Subsidiary that is no longer a Restricted Subsidiary as a result of such Asset Sale, if Solectron and all of its Restricted Subsidiaries immediately are released from all Guarantees, if applicable, of payments or other Obligations with respect to such Indebtedness and such Indebtedness is no longer the liability of the Solectron or any of its Restricted Subsidiaries.
               Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, Solectron or such Restricted Subsidiary may apply those cash Net Cash Proceeds:
          (a) to permanently repay Indebtedness and other Obligations under the Credit Agreements, any Senior Debt of Solectron or any Indebtedness of any Restricted Subsidiary of Solectron (other than Financeco) or any Senior Debt of Financeco and if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

          (b) to acquire all or substantially all of the assets of another Permitted Business; or;
          (c) to acquire other assets that are immediately used or useful in a Permitted Business, to make capital expenditures or to make Permitted Investments (other than pursuant to clauses (1) or (2) of the definition of “Permitted Investments”).
     9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Financeco may require a Holder to pay any taxes and fees due on such transfer. Financeco need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a Record Date and the corresponding Interest Payment Date.
     10. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.
     11. Amendment, Supplement and Waiver. Subject to certain exceptions, the Indenture, the Notes or the Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing Default or compliance with any provision of the Indenture, the Notes or the Guarantee may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture, the Notes or the Guarantee may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of Financeco’s obligations and Solectron’s obligations to Holders of the Notes and Guarantee in case of a merger or consolidation or sale of all or substantially all of Solectron’s assets, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the rights under the Indenture of any such Holder, to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the TIA, to add guarantors to the Notes or to add collateral securing the Notes pursuant to the terms of the Indenture, to make any change to Article XI of the Indenture that would limit or terminate benefits available to any holder of Senior Debt or to conform the text of the Indenture or this Note to any provision under the caption “Description of the Notes” in the Offering Memorandum to the extent such provision thereon is inconsistent with the corresponding provision of the Indenture or this Note.
     12. Defaults and Remedies. The Indenture provides that each of the following constitutes an Event of Default:
          (a) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes;
          (b) Financeco’s failure to pay all or any part of the principal of, or premium, if any, on the Notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise;

          (c) failure by Financeco, Solectron or any of its other Restricted Subsidiaries to comply with Sections 4.7, 4.9, 4.12, 4.13 and 5.1 of the Indenture and such failure continues for 30 days after notice is given to Financeco or Solectron by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;
          (d) failure by Financeco, Solectron or any of its other Restricted Subsidiaries to comply with any other covenant or agreement in the Notes or in the Indenture (other than a failure that is subject to clauses (a), (b) or (c) above) and such failure continues for 60 days after notice is given to Financeco or Solectron by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding to comply with any of the other agreements in the Indenture;
          (e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Financeco, Solectron or any of its other Restricted Subsidiaries (or the payment of which is guaranteed by Financeco, Solectron or any of its other Restricted Subsidiaries) whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default: (1) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or (2) results in the acceleration of such Indebtedness prior to its express maturity; provided that, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50,000,000 or more (or, during a Covenant Suspension Period,, such amount aggregates to $100,000,000 or more);
          (f) failure by Solectron or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $50,000,000 (or, during a Covenant Suspension Period, judgments aggregating in excess of $100,000,000) other than amounts which a third party insurer has acknowledge as its exclusive liability, which judgments are not paid, discharged or stayed for a period of 60 consecutive days;
          (g) Financeco, Solectron or any of its other Restricted Subsidiaries that would individually or collectively constitute a Significant Subsidiary: (1) commences a voluntary case under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (collectively, “Bankruptcy Laws”), (2) consents to the entry of an order for relief against it in an involuntary case under any applicable Bankruptcy Law, (3) consents to the appointment of a custodian of it or for all or substantially all of its property, (4) makes a general assignment for the benefit of its creditors, or (5) generally is not paying its debts as they become due; or
          (h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (1) is for relief against Financeco, Solectron or any of its other Restricted Subsidiaries that would individually or collectively constitute a Significant Subsidiary; (2) appoints a custodian of Financeco, Solectron or any of its other Restricted Subsidiaries that would individually or collectively constitute a Significant Subsidiary or for all or substantially all of the property of Financeco, Solectron or any of its other Restricted Subsidiaries that would individually or collectively constitute a Significant Subsidiary; or (3) orders the liquidation of Financeco, Solectron or any or its other Restricted Subsidiaries that would individually or collectively constitute a Significant Subsidiary; and the order or decree remains unstayed and in effect for 60 consecutive days.

     13. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Financeco or its Affiliates, and may otherwise deal with Financeco or its Affiliates, as if it were not the Trustee.
     14. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of Financeco or Solectron, as such, shall have any liability for any obligations of Financeco or Solectron under the Notes, the Guarantee, or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
     15. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
     16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
     17. Additional Rights of Holders of Transfer Restricted Notes.7 In addition to the rights provided to Holders of Notes under the Indenture, Holders of Transfer Restricted Notes shall have all the rights set forth in the Registration Rights Agreement dated as of the date of the Indenture, among Financeco, Solectron and the Initial Purchaser (the “Registration Rights Agreement”).
     18. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Financeco has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon, and any such redemption shall not be affected by any defect in or omission of such numbers.
     19. Subordination. The Notes and the Guarantee are subordinated in right of payment to the extent and in the manner provided in Section 10.4 and Article XI of the Indenture, to the prior payment in full in cash of all Senior Debt of Financeco and the termination or cash collateralization of all letters of credit issued under the Credit Agreements. Financeco and Solectron agree, and each Holder by accepting a Note consents and agrees, to the subordination provided in the Indenture and authorizes the Trustee to give it effect.
     When a successor assumes all the obligations of its predecessor under the Notes and the Indenture, the predecessor may be released from those obligations.
     20. Governing Law. THE INDENTURE, THE NOTES, AND THE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[7]	To be included only on Transfer Restricted Notes.

     21. Conflicts Between this Note and the Indenture. In the event of any conflicts between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall govern.
     Financeco will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement]8. Requests may be made to:
  Solectron Global Finance LTD
  c/o Solectron Corporation
  847 Gibraltar Drive
  Milpitas, CA 95035
  Attention: Chief Financial Officer

[8]	To be included only on Transfer Restricted Notes.

Assignment Form
To assign this Note, fill in the form below: (I) or (We) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                                                                                                                                                                      to transfer this Note on the books of Financeco. The agent may substitute another to act for him.

Date:
Your Signature:
(Sign exactly as your name appears on the face of this Note)
Signature Guarantee*

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

Option of Holder to Elect Purchase
     If you want to elect to have this Note purchased by Financeco pursuant to Section 4.12 or Section 4.13 of the Indenture, check the box below:

☐ Section 4.12	☐ Section 4.13
If you want to elect to have only part of the Note purchased by Financeco pursuant to Section 4.12 or Section 4.13 of the Indenture, state the amount you elect to have purchased (in denominations of $1,000 only, except if you have elected to have all of your Notes purchased): $

Date:	Your Signature:
(Sign exactly as your name appears on the Note)
Social Security or Tax Identification No.:
Signature Guarantee*

*	NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) in such other guarantee program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE9
     The following exchanges of an interest in this Global Note for an interest in another Global Notes or for a Definitive Note, or exchanges of an interest in another Global Note or Definitive Note for an interest in this Global Note, have been made:

			Principal Amount of	Signature of
	Amount of	Amount of	this Global Note	Authorized
	Decrease in	Increase in	Following Such	Officer of
	Principal Amount of	Principal Amount of	Decrease (or	Trustee or Note
Date of Exchange	this Global Note	this Global Note	Increase)	Custodian

[9]	This should be included only if the Note is issued in global form.

FORM OF NOTATION OF GUARANTEE
     For value received, Solectron Corporation, a Delaware Corporation (“Solectron”) fully and unconditionally guarantees, to the extent set forth in, and subject to, the provisions in the Indenture, dated February 21, 2006 (the “Indenture”), among Solectron, Solectron Global Finance LTD (“Financeco”) and U.S. Bank National Association, as trustee (the “Trustee”), to the Holder of the Notes on which this Guarantee is notated and to the Trustee that:
     (a) the principal of, premium, if any, and interest and Liquidated Damages, if any, and Additional Amounts owing to any Holder pursuant to Section 4.22 of the Indenture, if any, on the Notes shall be duly and punctually paid in full when due, whether at maturity, by acceleration, call for redemption, upon a Change of Control Offer, upon an Asset Sale Offer or otherwise, and interest on overdue principal, premium, if any, Liquidated Damages, if any, and Additional Amounts owing to any Holder pursuant to Section 4.22 of the Indenture, if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes and all other obligations of Financeco to the Holders or the Trustee hereunder or under the Notes (including fees, expenses or other) shall be promptly paid in full or performed, all in accordance with the terms hereof; and
     (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration, call for redemption, upon a Change of Control, upon an Asset Sale Offer or otherwise
     The obligations of Solectron to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to such Indenture for the precise terms of this Guarantee.
     The obligations of Solectron to the Holders and to the Trustee pursuant to this Guarantee and the Indenture are subordinated to Senior Debt of Solectron as set forth in Section 10.4 and Article XI of the Indenture and reference is hereby made to such Section and Article for the precise terms of such subordination.
     THE TERMS OF ARTICLES X AND XI OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.
          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

          IN WITNESS WHEREOF, Solectron has caused this instrument to be duly executed.
Dated:

SOLECTRON CORPORATION
By:
Name:
Title:

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Solectron Global Finance LTD
Solectron Corporation
847 Gibraltar Drive
Milpitas, CA 95035
U.S. Bank National Association
633 West Fifth street, 24th Floor
Los Angeles, CA 90071
Attention: Corporate Trust Services
     Re: 8.00% Senior Subordinated Notes due 2016
Dear Sirs:
     Reference is hereby made to the Indenture, dated as of February 21, 2006 (the “Indenture”), among Solectron Global Finance LTD, as issuer (“Financeco”), Solectron Corporation, as guarantor (“Solectron”) and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.                     , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                     in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1.    ☐   Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
2.     ☐   Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser) and the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.
     3.     ☐   Check and complete if Transferee will take delivery of a beneficial interest in a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any State of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a)    ☐    Such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or
     (b)    ☐    Such Transfer is being effected to Financeco, Solectron or a subsidiary thereof; or
     (c)   ☐    Such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act; or
     (d) ☐    such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in a form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification and provided to the Company, which has confirmed its acceptability), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4.    ☐    Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
     (a)    ☐    Check if Transfer is Pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.
     (b)    ☐    Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture and the Securities Act.
     (c)    ☐    Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of Financeco.

Dated:

[Insert Name of Transferor]

By:

Name:
Title:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP [ ]), or

		(ii)	☐	Regulation S Global Note (CUSIP [ ]), or

	(b)	☐	a Restricted Definitive Note.

5.	After the Transfer the Transferee will hold:

[CHECK ONE]

	(a)	☐	a beneficial interest in the:

		(i)	☐	144A Global Note (CUSIP [ ]), or

		(ii)	☐	Regulation S Global Note (CUSIP [ ]), or

		(iii)	☐	Unrestricted Global Note (CUSIP [ ]); or

	(b)	☐	a Restricted Definitive Note; or

	(c)	☐	an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Solectron Global Finance LTD
Solectron Corporation
847 Gibraltar Drive
Milpitas, CA 95035
U.S. Bank National Association
633 West Fifth street, 24th Floor
Los Angeles, CA 90071
Attention: Corporate Trust Services
     Re: 8.00% Senior Subordinated Notes due 2016
Dear Sirs:
          Reference is hereby made to the Indenture, dated as of February 21, 2006 (the “Indenture”), between Solectron Global Finance LTD, as issuer (“Financeco”) Solectron Corporation, as guarantor (“Solectron”) and U.S. National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                              , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                     in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
          1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.
               (a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.
               (b)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.
               (c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.
               (d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any State of the United States.
          2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
               (a)    ☐    Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
               (b)    ☐   Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the: [CHECK ONE] ☐ 144A Global Note or ☐ Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any State of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of Financeco.

[Insert Name of Owner]

By:

Name:
Title:
Dated:

EXHIBIT D
FORM OF CERTIFICATE FROM ACQUIRING
INSTITUTIONAL ACCREDITED INVESTOR
Solectron Global Finance LTD
Solectron Corporation
847 Gibraltar Drive
Milpitas, CA 95035
U.S. Bank National Association
633 West Fifth street, 24th Floor
Los Angeles, CA 90071
Attention: Corporate Trust Services
     Re: 8.00% Senior Subordinated Notes due 2016
Dear Sirs:
          Reference is hereby made to the Indenture, dated as of February 21, 2006 (the “Indenture”), between Solectron Global Finance LTD, as issuer (“Financeco”), Solectron Corporation, as guarantor (“Solectron”) and U.S. National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
          In connection with our proposed purchase of $                     aggregate principal amount of: (a) a beneficial interest in a Global Note, or (b) a Definitive Note, we confirm that:
          1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).
          2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to Financeco or Solectron or any of their respective subsidiaries, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to Financeco a signed letter substantially in the form of this letter and, if the proposed transfer is in respect of an aggregate principal amount of Notes of less than $250,000, an opinion of counsel in form reasonably acceptable to Financeco to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act, (F) in accordance with another exemption from the registration requirements of

D-1

the Securities Act (and based upon an opinion of counsel acceptable to the Company) or (G) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note from us in a transaction meeting the requirements of clauses (A) through (F) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
          3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and Financeco such certifications, legal opinions and other information as you and Financeco may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect. We further understand that any subsequent transfer by us of the Notes or beneficial interest therein acquired by us must be effected through one of the Initial Purchasers.
          4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
          5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

D-2

          You and Financeco are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Dated: ,

[Insert Name of Accredited Investor]

By:

Name:
Title:

D-3